Exhibit 4.39

CLIFFORD CHANCE LLP

EXECUTION VERSION

DATED 26 September 2017

SIBANYE GOLD LIMITED
AS ISSUER

STILLWATER MINING COMPANY

KROONDAL OPERATIONS PROPRIETARY LIMITED

AS GUARANTORS AND

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

AS TRUSTEE

TRUST DEED

CONSTITUTING

USD 450,000,000 1.875 PER CENT. GUARANTEED

CONVERTIBLE BONDS DUE 2023

THIS TRUST DEED is made on 26 September 2017

BETWEEN:

(1)       SIBANYE GOLD LIMITED, a public company with limited liability incorporated under the laws of the Republic of South Africa (the "Issuer");

(2)       STILLWATER MINING COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Delaware Guarantor");

(3)       KROONDAL OPERATIONS PROPRIETARY LIMITED, a private company with limited liability incorporated under the laws of the Republic of South Africa (together with the Delaware Guarantor, the "Guarantors"); and

(4)       BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders (as defined below).

WHEREAS:

(A)       Pursuant to a resolution of the board of directors of the Issuer passed on 18 September 2017, the Issuer resolved to issue the USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023 to be constituted by this Trust Deed.

(B)       Pursuant to a resolution of the board of directors of each Guarantor passed on 18 September 2017, each Guarantor has agreed to give a guarantee in respect of the USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023 and to enter into certain covenants as set out in this Trust Deed.

(C)       Any Bonds in definitive form will be in registered form without coupons.

(D)      The Trustee has agreed to act as trustee of these presents for the benefit of the Bondholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as

follows:

1.         DEFINITIONS

1.1       In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings and words not defined herein have the meaning given to them in the Conditions:

"Agency Agreement" means the agreement appointing the initial Principal Paying, Transfer and Conversion Agent, Paying, Transfer and Conversion Agents and Registrar in relation to the Bonds and any other agreement for the time being in force appointing Successor paying, transfer and conversion agents and/or successor registrars in relation to the Bonds, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any

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agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Bonds;

"Appointee" means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

"Authorised Signatory" means any person who (a) is a chairman of the board of directors, chief executive officer, chief financial officer, director or the secretary of the Issuer or the relevant Guarantor (as the case may be) or (b) has been notified by the Issuer in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the relevant Guarantor (as the case may be) for the purposes of this Trust Deed;

"Bonds" means the Bonds in registered form comprising the said USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Bonds issued pursuant to Condition 13, any further Bonds issued in accordance with Condition 18 and Clause 2.4 and (except for the purposes of Clause 2.4(d)) the Global Certificate;

"Bondholders" means the several persons who are for the time being holders of the Bonds (being the persons whose names are entered in the register of holders of the Bonds as the holders thereof, or in the case of a joint holding, to the joint holder whose name appears first on the register of Bondholders in respect of such holding) save that, for so long as such Bonds or any part thereof are represented by the Global Certificate deposited with a common depositary for Euroclear and Clearstream, Luxembourg or, in respect of Bonds in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear,  and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Bonds shall be deemed to be the holder of such principal amount of such Bonds (and the registered holder of the relevant Bond shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal of such Bonds, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such principal amount of such Bonds in accordance with and subject to its terms and the provisions of these presents; and the words "holder" and "holders" and related expressions shall (where appropriate) be construed accordingly;

"Certificate" means a Global Certificate or a Definitive Certificate;

"Clearstream, Luxembourg" means Clearstream Banking S.A.;

"Conditions" means the Conditions in the form set out in Schedule 2 as the same may from time to time be modified or supplemented in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Bonds be construed accordingly;

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"Definitive Certificates" has the meaning set out in subclause 3.1;

"Euroclear" means Euroclear Bank S.A./N.V.;

"Event of Default" means any of the conditions or events described in Condition 10;

"Extraordinary Resolution" has the meaning set out in paragraph 1 of Schedule 3;

"Global Certificate" means the global certificate in respect of the Bonds to be issued pursuant to subclause 3.1 in the form or substantially in the form set out in Schedule 1;

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges but excluding, for the avoidance of doubt, tax liabilities arising to the Trustee by reference to its income or profits in respect of the remuneration described herein) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Material Subsidiary" has the meaning given to such term in the Conditions;

"outstanding" means in relation to the Bonds all the Bonds issued other than:

(a)        those Bonds which have been redeemed pursuant to these presents;

(b)        those Bonds in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) payable thereon) have been duly paid to the Trustee or to the Principal Paying, Transfer and Conversion Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Bondholders in accordance with Condition 17) and remain available for payment (against presentation of the relevant Bond, if required);

(c)        those Bonds in respect of which Conversion Rights have been exercised and all obligations of the Issuer duly performed in relation thereto;

(d)        those Bonds which have been purchased and cancelled in accordance with Condition 7;

(e)        those Bonds which have become void under Condition 12;

(f)        those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13;

(g)        (for the purpose only of ascertaining the principal amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13; and

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(h)        the Global Certificate to the extent that it shall have been exchanged for Bonds in definitive form pursuant to its provisions;

PROVIDED THAT for each of the following purposes, namely:

(i)        the right to attend and vote at any meeting of the Bondholders or any of them, an Extraordinary Resolution in writing or an Ordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Bonds;

(ii)       the determination of how many and which Bonds are for the time being outstanding for the purposes of subclause 8.1, Conditions 10, 14 and 15 and paragraphs 4, 7 and 9 of Schedule 3;

(iii)      any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them; and

(iv)      the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Bondholders or any of them,

those Bonds (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor or any member of the Group and not cancelled in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying, Transfer and Conversion Agents" means the several institutions (including where the context permits the Principal Paying, Transfer and Conversion Agent) at their respective specified offices initially appointed as Paying, Transfer and Conversion Agents in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying, transfer and conversion agents in relation to such Bonds;

"Potential Event of Default" means any condition or event which, with the lapse of time and/or the issue, making or giving of any notice or certification and/or the fulfilment of any similar condition, would constitute an Event of Default;

"Principal Paying, Transfer and Conversion Agent" means the institution at its specified office initially appointed as principal paying, transfer and conversion agent in relation to such Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Bonds;

"Registrar" means the institution at its specified office initially appointed as the registrar in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor registrar in relation to such Bonds;

"Relevant Date" has the meaning set out in Condition 3;

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"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

"Subsidiary has the meaning set out in Condition 3;

"Successor" means, in relation to the Principal Paying, Transfer and Conversion Agent, the other Paying, Transfer and Conversion Agents and the Registrar, any successor to any one or more of them appointed in relation to the Bonds which shall become such pursuant to the provisions of these presents, the Agency Agreement and/or such other or further principal paying, transfer and conversion agent, paying, transfer and conversion agents and/or registrar (as the case may be) in relation to such Bonds as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Bondholders pursuant to subclause 14(j) in accordance with Condition 17;

"these presents" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Bonds and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

"Trustee Acts" means the Trustee Act 1925 and the Trustee Act 2000;

"USD" means the lawful currency for the time being of the United States of America; words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2

(a)       All references in these presents to principal, premium and/or other amounts payable in respect of the Bonds or to any moneys payable by the Issuer and/or the Guarantors under these presents shall be deemed to include, in the case of amounts of principal and/or premium payable, a reference to any specific redemption price (as defined in the relevant Conditions) and, in any case, a reference to any additional amounts which may be payable under Condition 9 or, if applicable, under any undertaking or covenant given pursuant to subclause 14(l) or subclause 21.1(b)(ii).

(b)       All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment

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thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)        All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(d)        All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)        All references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors.

(f)        All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.

(g)       In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(h)       In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

(i)        All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Bonds.

2.         COVENANT TO REPAY THE BONDS

2.1       The aggregate principal amount of the Bonds is limited to USD 450,000,000.

2.2       The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in USD in immediately available funds the principal amount of the Bonds repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Bonds at the rates calculated from time to time in accordance with Condition 5 and on the dates provided for in the Conditions PROVIDED THAT:

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(a)        every payment of principal or interest in respect of the Bonds to or to the account of the Principal Paying, Transfer and Conversion Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders;

(b)        in any case where payment of principal is made to the Trustee or the Principal Paying, Transfer and Conversion Agent after the due date, interest shall continue to accrue on the principal amount of the Bonds (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid up to and including the date on which either the full amount is paid to the Bondholders or, if earlier, the fourth day after notice has been given to the Bondholders in accordance with the Conditions that the full amount has been received by the Principal Paying, Transfer and Conversion Agent or the Trustee except, in the case of payment to the Principal Paying, Transfer and Conversion Agent, to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders; and

(c)        in any case where payment of the whole or any part of the principal amount of any Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Bond, payment of the full amount (including interest as aforesaid) in USD payable in respect of such Bond is made or (if earlier) the fourth day after notice is given to the relevant Bondholder (in accordance with Condition 17) that the full amount (including interest as aforesaid) in USD payable in respect of such Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Bondholders and itself in accordance with these presents.

TRUSTEE'S REQUIREMENTS REGARDING PAYING, TRANSFER AND CONVERSION AGENTS

2.3       At any time after an Event of Default or a Potential Event of Default shall have occurred, the Trustee may:

(a)        by notice in writing to the Issuer, the Guarantors, the Principal Paying, Transfer and Conversion Agent, the Registrar and the other Paying, Transfer and Conversion Agents require the Principal Paying, Transfer and Conversion Agent, the Registrar and the other Paying, Transfer and Conversion Agents pursuant to the Agency Agreement:

(i)         to act thereafter as Principal Paying, Transfer and Conversion Agent, Registrar and Paying, Transfer and Conversion Agents respectively of

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the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying, Transfer and Conversion Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Bonds and available for such purpose) and thereafter to hold all Bonds and all sums, documents and records held by them in respect of the Bonds on behalf of the Trustee; or

(ii)       to deliver up all Bonds and all sums, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying, Transfer and Conversion Agents or the Registrar, as the case may be is obliged not to release by any law or regulation; and/or

(b)        by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to subclause 2.2 of this Clause relating to the Bonds shall cease to have effect.

FURTHER ISSUES

2.4

(a)       The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Bondholders to create and issue further Bonds or notes either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest on them and the first date on which conversion rights may be exercised), and so that the same shall be consolidated and form a single series, with the Bonds and/or the further Bonds or bonds of any series or (ii) upon such terms as to ranking, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine, provided, if such further Bonds are not fungible with the outstanding Bonds of the applicable series for U.S. federal income tax purposes, the further Bonds will have a separate ISIN or other identifying number from that of the outstanding Bonds.

(b)       Any further Bonds or notes which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the Bonds and/or the further Bonds or bonds of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further Bonds or notes which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantors shall prior to the issue of any further Bonds or notes to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp

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duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal, premium, interest, (if any) and any other amounts payable in respect of such further Bonds or notes and such other provisions (whether or not  corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications  to this Trust Deed as the Trustee shall require in order to give effect to such issue of further Bonds or notes.

(c)        A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on its duplicate of this Trust Deed.

(d)        Whenever it is proposed to create and issue any further Bonds or notes the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of further Bonds or notes proposed to be created and issued.

3.         FORM AND ISSUE OF BONDS

3.1       The Bonds shall be represented initially by the Global Certificate which the Issuer shall issue to a common depositary for Euroclear and Clearstream, Luxembourg on terms that such common depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Bonds in definitive form ("Definitive Certificates") and the successors in title to such persons as appearing in the records  of Euroclear and Clearstream, Luxembourg for the time being.

3.2       The Global Certificate shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile. The Global Certificate shall be in the aggregate principal amount of USD 450,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. The Global Certificate so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by registration of transfer in respect thereof in accordance with the provisions of these presents.

3.3       The Issuer shall issue the Definitive Certificates in exchange for the Global Certificate in limited circumstances and in accordance with the provisions thereof.

3.4       The Bonds in definitive form shall be in registered form and shall be issued in the form or substantially in the form set out in Schedule 2 in the denomination and transferable in units of USD200,000 each or integral multiples thereof, shall be serially numbered and shall be endorsed with a Form of Transfer in the form or substantially in the form also set out in Schedule 2 and with the Conditions. Title to the Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

3.5       The Definitive Certificates shall be signed manually or in facsimile by an authorised representative of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar.

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3.6       The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer or is an authorised representative of the Issuer as referred to in subclauses 3.2 and 3.5 above notwithstanding that at the time of issue of the Global Certificate or any of the Definitive Certificates, as the case may be, he may have ceased for any reason to be so authorised or to be the holder of such office. The Definitive Certificates so signed shall be binding and valid obligations of the Issuer.

4.         FEES, DUTIES AND TAXES

4.1       The Issuer will pay any stamp, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable in Belgium, Luxembourg, the United Kingdom, the United States or the Republic of South Africa on or in connection with (a) the execution and delivery of these presents and (b) the constitution and original issue of the Bonds. The Issuer will also pay any stamp, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable in any relevant jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Bondholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

4.2       The Issuer or relevant Guarantor shall notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Bonds is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer's or relevant Guarantor's obligation under this Clause 4.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Bonds or both.

For the purposes of this Clause 4.2, the following terms shall have the following meanings:

"Code" means the US Internal Revenue Code of 1986, as amended; and

"FATCA Withholding" means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

5.         COVENANT OF COMPLIANCE AND GUARANTEE

5.1       Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantors and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Bonds as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Bonds. The Trustee will hold the benefit of this

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covenant upon trust for itself and the Bondholders according to its and their respective interests.

5.2       Each of the Guarantors hereby irrevocably and unconditionally, jointly and severally and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Issuer, guarantees to the Trustee payment in accordance with the provisions of these presents of the principal of and premium (if any) and interest on the Bonds and of any other amounts payable by the Issuer under these presents as and when the same become due and payable.

5.3       If the Issuer fails for any reason whatsoever to pay any such principal, premium interest or other amount payable in accordance with these presents and the Conditions as and when the same become due and payable, the Guarantors shall cause each and every such payment to be made as if the Guarantors instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Bond or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

5.4       If any sum which, although expressed to be payable by the Issuer under these presents or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantors, the Trustee or any Bondholder) not recoverable from a Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents each Guarantor agrees, on a joint and several basis, as a primary obligation, to indemnify each of the Trustee and each Bondholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Bonds or these presents (as the case may be) and to indemnify, on a joint and several basis, the Trustee and each Bondholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

5.5       If any payment received by the Trustee or any Bondholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantors shall, on a joint and several basis, indemnify the Trustee and the Bondholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantors under this subclause shall, as regards each payment made to the Trustee or any Bondholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

5.6       Each Guarantor hereby agrees that its obligations under this clause shall be unconditional and that each Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any

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judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Bondholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Bondholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of any Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

5.7       Without prejudice to the provisions of subclause 8.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with any Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Bondholders.

5.8       Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from such Guarantor or otherwise.

5.9       If any moneys shall become payable by the Guarantors under this guarantee, no Guarantor shall, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)       in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make payment; or

(b)       in respect of any other moneys for the time being due to such Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or

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liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Guarantor before payment in full of all amounts payable under these presents shall have been made to the Bondholders and the Trustee, such payment or distribution shall be received by the relevant Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 9.

5.10     Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)        refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b)        hold in a suspense account any moneys received from any Guarantor or on account of the Guarantors' liability under this guarantee, without liability to pay interest on those moneys.

5.11     The obligations of each Guarantor under these presents constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 2) unsecured obligations of the relevant Guarantor and rank and will rank at all times equally with all other existing and future unsecured (subject to Condition 2) and unsubordinated indebtedness of the relevant Guarantor, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

6.         CANCELLATION OF BONDS AND RECORDS

6.1       The Issuer shall procure that all Bonds (a) redeemed, (b) in respect of which Conversion Rights are exercised, (c) purchased and surrendered for cancellation by or on behalf of the Issuer, any Guarantor or any member of the Group, (d) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 or (e) exchanged as provided in these presents shall forthwith be cancelled by the Principal Paying, Transfer and Conversion Agent and a certificate stating:

(a)        the aggregate principal amount of Bonds which have been redeemed;

(b)        the serial numbers of such Bonds in definitive form (if applicable);

(c)        the aggregate principal amount of Bonds (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any member of the Group and cancelled and the serial numbers of such Bonds in definitive form; and

(d)       the aggregate principal amounts of Bonds which have been so exchanged or surrendered and replaced and the serial numbers of such Bonds in definitive form shall be given by the Principal Paying, Transfer and Conversion Agent to the Trustee as soon as practicable and in any event within four months after the date of redemption, purchase, payment, exchange or replacement (as the case may be) takes

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place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Bonds and of cancellation of the relative Bonds.

6.2       The Issuer shall procure (i) that the Principal Paying, Transfer and Conversion Agent shall keep a full and complete record of all Bonds and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement Bonds issued in substitution for lost, stolen, mutilated, defaced or destroyed Bonds and (ii) that such records shall be made available to the Trustee at all reasonable times.

7.         ENFORCEMENT

7.1       The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against each of the Issuer and each Guarantor to enforce its obligations under these presents.

7.2       Proof that as regards any specified Bond the Issuer or any of the Guarantors (as the case may be) has made default in paying any amount due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds in respect of which the relevant amount is due and payable.

8.         ACTION, PROCEEDINGS AND INDEMNIFICATION

8.1       The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 or the taking of any proceedings and/or other steps mentioned in subclause 7.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding and in either case then only if it shall be indemnified and/or pre-funded and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

8.2       Only the Trustee may enforce the provisions of these presents. No Bondholder shall be entitled to proceed directly against the Issuer or the Guarantors to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.         APPLICATION OF MONEYS

All moneys received by the Trustee under these presents (including any moneys which represent principal, premium or other amounts payable in respect of Bonds which have become void under Condition 12) shall be held by the Trustee upon trust to apply them (subject to Clause 11):

(a)        First, in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee;

(b)        Secondly, in or towards payment pari passu and rateably of all principal, premium (if any) and other amounts then due and unpaid in respect of the Bonds; and

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(c)        Thirdly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this Clause 9, if the Trustee holds any moneys which represent principal, premium (if any) or other amounts payable in respect of Bonds which have become void or in respect of which claims have been prescribed under Condition 12, the Trustee will hold such moneys on the above trusts.

10.       NOTICE OF PAYMENTS

The Trustee shall give notice to the Bondholders in accordance with Condition 17 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 8 and any payment so made shall be a good discharge to the Trustee.

11.       INVESTMENT BY TRUSTEE

11.1     If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 9 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal, premium (if any) and other amounts payable on the Bonds until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then the accumulated investments shall be applied under Clause 9. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Bondholders.

11.2     Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.       PARTIAL PAYMENTS

Upon any payment under Clause 9 (other than payment in full against surrender of a Bond) the Bond in respect of which such payment is made shall be produced to the Trustee or the Paying, Transfer and Conversion Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying, Transfer and Conversion Agent to enface thereon a memorandum of the amount and the date of

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payment but the Trustee may dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.       CONVERSION

13.1     Conversion Right

Subject as provided in the Conditions, the holder of each Bond will have the right (the "Conversion Right") to (i) convert such Bond into fully paid Ordinary Shares (subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2) or (ii) (if the relevant Conversion Date falls prior to the Share Conversion Start Date) to require the Issuer to make payment to it in U.S. dollars of the relevant Cash Settlement Amount, in each case at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

13.2     Undertaking in respect of Conversion Rights

The Issuer unconditionally and irrevocably undertakes to procure the due and punctual delivery/payment (as applicable) of the Cash Settlement Amount (if applicable) and Ordinary Shares (if applicable), in the manner and by the time required by the Conditions, required to be delivered/paid to Bondholders upon exercise of Conversion Rights.

13.3     Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

(a)        as soon as practicable deliver to the Trustee a certificate signed by two Authorised Signatories (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require (provided that the Trustee shall have no duty to monitor or investigate the content of such certificate and shall be entitled to assume that all information contained in such certificate is true, accurate and complete, in all respects); and

(b)        within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.

14.       COVENANTS BY THE ISSUER

So long as any of the Bonds remains outstanding, each of the Issuer and each of the Guarantors severally covenants with the Trustee that it shall:

(a)        so far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require to perform its functions and in such form as it shall

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reasonably require (including without limitation the procurement by the Issuer or any Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to subclause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)       at all times keep and procure its Material Subsidiaries to keep proper books of account and, so far as permitted by applicable law, allow and procure its Material Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the Guarantors has no reasonable objection access to such books of account at all reasonable times during normal business hours;

(c)       send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantors) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Bondholders) as soon as practicable after the issue or publication thereof;

(d)       immediately give notice in writing to the Trustee upon becoming aware of the occurrence of any Event of Default or any Potential Event of Default, De- listing Event or Change of Control;

(e)        give to the Trustee (a) within 14 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) within 14 days from the publication of its annual audited consolidated accounts, a certificate in or substantially in the form set out in Schedule 4 signed by two Authorised Signatories of the Issuer and a certificate in or substantially in the form of the certificate set out in Schedule 4 signed by two Authorised Signatories of each Guarantor to the effect that, to the best of their knowledge, as at a date not more than seven days before the date of such certificate (the "certification date"), there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer or the relevant Guarantor (as the case may be) has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(f)        so far as permitted by applicable law, at all times execute all such further documents, and do all such acts and things as may be necessary in the reasonable opinion of the Trustee to give effect to these presents;

(g)       procure the Principal, Transfer and Conversion Paying Agent to notify the Trustee forthwith in the event that the Principal Paying, Transfer and Conversion Agent does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the

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Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Bonds;

(h)       in the event of the unconditional payment to the Principal Paying,  Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds being made after the due date for payment thereof, forthwith give or procure to be given notice to the Bondholders in accordance with Condition 17 that such payment has been made;

(i)         use all reasonable endeavours to ensure that the Bonds are admitted to the Open Market (Freiverkehr) of the Frankfurt Stock Exchange by no later than the first Interest Payment Date and, once so admitted, to maintain such listing provided in each case that if (in the opinion of the Issuer) obtaining or maintaining such listing is not practicable, the Issuer shall use all reasonable endeavours to obtain and maintain a listing of the Bonds on an alternative stock exchange which would enable the Issuer to make payments of interest in respect of the Bonds free from withholding or deduction for or on account of taxation in South Africa and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(j)        give notice or procure such notice is given in accordance with the Agency Agreement to the Bondholders in accordance with Condition 17 of any appointment, resignation or removal of any Paying, Transfer and Conversion Agent or Registrar (other than the appointment of the initial Paying, Transfer and Conversion Agents and Registrar) after having obtained the prior written approval of the Trustee thereto (such approval not to be unreasonably withheld or delayed) or any change of any Paying, Transfer and Conversion Agent's or Registrar's specified office and at least 14 days prior to such event taking effect;

(k)       send to the Trustee, not less than 5 London business days prior to publication, the form of every notice to be given to the Bondholders in accordance with Condition 17 and obtain the prior written approval of the Trustee (other than  in respect of the notice referred to in Clause 13.3(b), which shall not be required to be approved by the Trustee) to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Bondholders in accordance with Condition 17 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA") of a communication within the meaning of Section 21 of the FSMA));

(l)        if payments of principal, premium or interest in respect of the Bonds by the Issuer or any Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Republic of South Africa or the United States of America or any such political sub- division or any such authority therein or thereof, immediately upon becoming aware  thereof  notify  the  Trustee  of  such  event  and  (unless  the  Trustee

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otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to the Republic of South Africa or the United States of America or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid, such supplemental trust deed also (where applicable) to modify Condition 7.3 so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;

(m)      in order to enable the Trustee to ascertain the principal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee, as soon as practicable upon being so requested in writing by the Trustee, a certificate in writing signed by two Authorised Signatories setting out the total number of Bonds which are at the date of such certificate held by, for the benefit of, or on behalf of, Issuer, any Guarantor or any member of the Group;

(n)       in the case of the Issuer only, give to the Trustee at the same time as sending to it the certificates referred to in paragraph (e) above, a certificate by two Authorised Signatories listing those Subsidiaries of the Issuer which as at the certification date (as defined in paragraph (e) above) of the relevant certificate given under paragraph (e) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Issuer became available, were Material Subsidiaries for the purposes of the Conditions;

(o)       in the case of the Issuer only, give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories to such effect;

(p)       in the case of the Issuer only, give to the Trustee a certificate signed by two Authorised Signatories of the Issuer certifying that the designation of a Subsidiary as an Unrestricted Subsidiary by the Board of Directors of the Issuer complies with the conditions set out in the definition of "Unrestricted Subsidiary" in Condition 3, such certificate to be delivered as soon as reasonably practicable after such designation is made;

(q)       deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may reasonably require; and

(r)        comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying, Transfer and Conversion Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a)(i).

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15.       REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1     So long as any Bond is outstanding the Issuer (failing whom, the Guarantors) shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed and be payable up to and including the date when, all the Bonds having become due for redemption, the redemption monies and other amounts payable thereon have been paid to the Principal Paying, Transfer and Conversion Agent or the Trustee. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

15.2     In the event of the occurrence of an Event of Default, Potential Event of Default, a Change of Control or a De-Listing Event, the Issuer and the Guarantors hereby agree that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds  it expedient or necessary or is requested by the Issuer or any Guarantor to undertake duties which they agree to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under these presents, the Issuer (failing whom, the Guarantors) will pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time).

15.3     The Issuer (failing whom, the Guarantors) shall, subject to receiving supporting evidence, in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax properly chargeable in respect of its remuneration under these presents which the Trustee determines is not otherwise recoverable.

15.4     In the event of the Trustee and the Issuer or, as the case may be, the Guarantors failing to agree:

(a)        (in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)        (in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an investment bank of international repute (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, as the case may be, the Guarantors or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer or, as the case may be, the Guarantors) and the determination of any such investment bank shall be final and binding upon the Trustee, the Issuer and the Guarantors.

15.5     Subject to Clause 17 and without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall severally indemnify the Trustee

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and every Appointee and keep it or him indemnified against all Liabilities properly incurred by it or him in the preparation and execution or purported execution of any  of its or his trusts, powers, authorities and discretions under these presents or in respect of any other matter or thing done or omitted in any way relating to these presents (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6     The Issuer (failing whom, the Guarantors) shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under these presents, including but not limited to properly incurred legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties properly paid or payable by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer to enforce any provision of these presents.

15.7     All amounts payable pursuant to subclauses 15.5 and 15.6 above shall be payable by the Issuer (failing whom, the Guarantors) within 14 days of demand by the Trustee  and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days of such demand) carry interest at the rate of 1.5 per cent. per annum above the Base Rate (on the date on which payment was made by the Trustee) of National Westminster Bank Plc from the date such demand is made, and  in all other cases shall (if not paid within 30 days after the date of such demand) carry interest at such rate from such thirtieth day.

15.8     Each of Issuer and the Guarantors hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under Clauses 15.1, 15.5, 15.6 and 15.7 shall be made without set-off, counterclaim, deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, or withholding unless such withholding or deduction is required by law in which event the Issuer (or, as the case may be, the relevant Guarantor) will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer (or, as the case may be, the relevant Guarantor) to the Trustee under Clauses 15.1, 15.5, 15.6 and 15.7 in the absence of any such set-off, counterclaim, deduction or withholding.

15.9     If the Issuer pays to the Trustee any additional amount pursuant to Clause 15.8, the Trustee shall, as soon as reasonably practicable upon becoming aware of having received a credit for or a refund of tax, by reason of the relevant withholding or deduction in respect of which such additional amount pursuant to Clause 15.8 was paid, use its reasonable endeavours to reimburse the Issuer in an amount up to the amount of such credit or refund. The Issuer acknowledges that, to the extent the Trustee receives a partial credit or partial refund, the amount payable to the Issuer may be reduced to reflect such partial refund or partial credit.

15.10   Unless otherwise specifically stated in any discharge of these presents clauses 15.5, 15.6 and 15.7 shall continue in full force and effect notwithstanding such discharge.

16.       SUPPLEMENT TO TRUSTEE ACTS

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Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)        The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, any Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)        Any such advice, opinion or information may be sent or obtained by letter, facsimile transmission or email and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, facsimile transmission or email although the same shall contain some error or shall not be authentic and regardless of any cap on liability (whether monetary or otherwise) contained in any terms of engagement or within such advice.

(c)        The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorised Signatories of the Issuer and/or by two Authorised Signatories of any Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)        The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)        The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Bonds by the Issuer, the exchange of the Global Certificate for Definitive Certificates or the delivery of the Global Certificate or Definitive Certificates to the person(s) entitled to it or them.

(f)        The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or a De-Listing Event has happened and, until it shall have written notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Change of Control or a De-Listing Event has happened and that the Issuer and the

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Guarantors are observing and performing all their respective obligations under these presents.

(g)       Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of  the Bondholders under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 8.1, unless it shall first be indemnified and/or prefunded and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.

(h)       The Trustee shall not be liable to any person by reason of having acted in good faith upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of Bondholders in respect whereof minutes have been made and signed or any direction or request of Bondholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing, a direction or request) it was not signed by the requisite number of Bondholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Bondholders or that for any reason the resolution, direction or request was not valid or binding upon such Bondholders.

(i)        The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Bond purporting to be such and subsequently found to be forged or not authentic.

(j)        Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Bondholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Bondholders in relation to such matters other than that which is contained in the preceding sentence.

(k)       The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer,

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any Guarantor or any other person in connection with these presents and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)        Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be determined by the Trustee and any rate, method and date so determined shall be binding on the Issuer, the Guarantors and the Bondholders.

(m)      The Trustee as between itself and the Bondholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Bondholders.

(n)       In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(o)       Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(p)       Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub- delegate with the consent of the Trustee) all or any of its functions, and within a reasonable time thereafter inform the Issuer and the Guarantors of such delegation.

(q)       Whenever it considers it expedient in the interests of the Bondholders, the Trustee may in the conduct of the trusts of these presents instead of acting

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personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).

(r)        The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents.

(s)        If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee (an "Appointee"), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee's misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

(t)        The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)       The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount  of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(v)       The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)       Any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these

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presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(x)       The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(y)       No provision of these presents shall require the Trustee to do anything which (i)  would be illegal or contrary to applicable law or regulation or any internal policy or procedure relating to "know your customer" or anti-money laundering checks; or (ii) would cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions (including obtaining any advice which it might otherwise have thought appropriate or desirable to obtain), if it shall believe that repayment of such funds or adequate indemnity against such risk or Liability is not reasonably assured to it.

(z)       When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

(aa)     The Trustee shall be entitled to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(bb)     Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(m)) that no Bonds are held by, for the benefit of, or on behalf of, the Issuer, any Guarantor or any member of the Group.

(cc)     The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)      If the Issuer or any Guarantor requests the Trustee to act on instructions or directions delivered by fax, email or any other unsecured method of communication or any instructions or directions delivered through BNY

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Mellon Connect CIDD, Neken or any alternative electronic platform used to submit instructions, the Trustee shall have:

(i)        no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer or (as applicable) the relevant Guarantor, and

(ii)       no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer or (as applicable) the relevant Guarantor as a result of such reliance upon or compliance with such instructions or directions.

(ee)      Subject as otherwise provided in these presents, the Trustee has: (i) no responsibility to (x) monitor compliance by any other party; or (y) take any steps to ascertain whether any relevant event under these presents or the Conditions has occurred, and (ii) no liability to any person for any loss arising from any breach by that party or any such event.

(ff)      The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same and will not be responsible or liable to the Bondholders or any other person for any loss arising from any failure by it to do so. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind of amount) of Ordinary Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Ordinary Shares, share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

(gg)     The Trustee assumes no responsibility for ascertaining whether or not (i) a  breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. Subject as otherwise provided in these presents, the Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

(hh)     The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser pursuant to the Conditions.

17.       TRUSTEE'S LIABILITY

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Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in these presents, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with these presents save in relation to its own negligence, wilful default or fraud.

Notwithstanding any provision of these present to the contrary, under no circumstances will the Trustee be liable for any consequential loss (being loss of business, goodwill, reputation, opportunity or profit) or any special or punitive damages of any kind whatsoever in each case however caused or arising and whether or not foreseeable, even if advised as to the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, breach of contract, duty or otherwise.

18.       TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)        entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any Guarantor or any person or body corporate associated with the Issuer or any Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying, transfer and conversion agent in respect of, the Bonds or any other bonds, notes, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any Guarantor or any person or body corporate associated as aforesaid); or

(b)        accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or any Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Bondholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Bondholders and shall not be responsible for any Liability occasioned to the Bondholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have

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knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.       WAIVER, AUTHORISATION AND DETERMINATION

19.1    The Trustee may without the consent or sanction of the Bondholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Bondholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or either Guarantor of any of the covenants or provisions contained in these presents, the Agency Agreement or any deed or agreement supplemental to these presents or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 15 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Bondholders and unless the Trustee agrees otherwise, shall be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as practicable thereafter.

MODIFICATION

19.2    The Trustee may without the consent or sanction of the Bondholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (i) to these presents, the Agency Agreement and any deed or agreement supplemental to these presents or the Agency Agreement (other than the proviso to paragraph 7 of Schedule 3 or any matters referred to in that proviso) PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Bondholders or (ii) to these presents, the Agency Agreement and any deed or agreement supplemental to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Bondholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as practicable thereafter.

20.     ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

The Issuer, the Guarantors, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bond or of a particular principal amount of the Bonds as the absolute owner of such Bond or principal amount for all purposes (whether or not such Bond or principal amount shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or

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theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Bond or principal amount.

21.       SUBSTITUTION

21.1

(a)       The Trustee may without the consent of the Bondholders at any time agree  with the Issuer and the Guarantors to the substitution in place of the Issuer (or of the previous substitute under this clause) as the principal debtor under these presents of any Subsidiary; or (ii) (in the case of a Newco Scheme) of Newco (such substituted company being hereinafter called the "Substituted Obligor") provided that a trust deed is executed or some other form of undertaking is given by the Substituted Obligor in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as  fully  as if the Substituted Obligor had been named in these presents as the principal debtor in place of the Issuer (or of  the previous substitute under the clause)  and provided further that the Issuer and each Guarantor (save in the case of a Guarantor which is the Substituted Obligor), jointly and severally, unconditionally and irrevocably guarantees all amounts payable in respect of the Bonds under these presents and the Bonds continue to be convertible or exchangeable into Ordinary Shares or the ordinary shares in the Newco  mutatis mutandis as provided in these presents to the satisfaction of the  Trustee.

(b)       The following further conditions shall apply to (a) above:

(i)        the Issuer, the Guarantors and the Substituted Obligor shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Bondholders;

(ii)       where the Substituted Obligor is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Republic of South Africa or the United States of America or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the Substituted Obligor in terms corresponding to the provisions of Condition 9 with the substitution for (or, as the case may be, the addition to) the references to the Republic of South Africa or the United States of America of references to that other or additional territory in which the Substituted Obligor is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7.3 shall be modified accordingly;

(iii)      other than in the case of a Newco Scheme, without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the substitution is not materially prejudicial to the interests of the Bondholders; and

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(iv)      other than in the case of a Newco Scheme, if two Authorised Signatories of the Substituted Obligor shall certify that the Substituted Obligor is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (on which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the Substituted Obligor or to compare the same with those of the Issuer or the previous substitute under this clause as applicable.

21.2    Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer  or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the Substituted Obligor shall give notice thereof in a form previously approved by the Trustee to the Bondholders in the manner provided in Condition 17. Upon the execution of such documents and compliance with such requirements, the Substituted Obligor shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the Substituted Obligor.

22.       CURRENCY INDEMNITY

Each of Issuer and the Guarantors shall severally indemnify the Trustee, every Appointee and the Bondholders and keep them indemnified against:

(a)       any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the Bondholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantors; and

(b)       any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Bondholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or any Guarantor for a liquidated sum or sums

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in respect of amounts due under these presents (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or their liquidator or liquidators.

23.       NEW TRUSTEE

23.1     The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying, Transfer and Conversion Agent, the Registrar and the Bondholders.

SEPARATE AND CO-TRUSTEES

23.2     Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors or the Bondholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)       if the Trustee considers such appointment to be in the interests of the Bondholders;

(b)       for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)       for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantors.

Each of the Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

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24.       TRUSTEE'S RETIREMENT AND REMOVAL

24.1     A trustee of these presents may retire at any time on giving not less than 90 days' prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Bondholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. Each of the Issuer and the Guarantors undertakes that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 23.2) giving notice under this clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective prior to the expiry of such notice or within 90 days of the date of such Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents.

24.2     The appointment of the Trustee will forthwith terminate if at any time it becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payments thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Trustee, or if a receiver, administrator  or other similar official of the Trustee or all or any substantial part of its property is appointed. Each of the Issuer and the Guarantor will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable following such termination and such new Trustee must be approved by Extraordinary Resolution.

25.       TRUSTEE'S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Bonds.

26.       NOTICES

Any communication between the Issuer, the Guarantors and/or the Trustee under these presents shall be in the English language and shall be delivered by letter, fax, electronic communication or by other electronic means as may be agreed between the parties to this Agreement:

to the Issuer or the
Guarantors:	c/o Sibanye Gold Limited
Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon
Westonaria, 1780
South Africa

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Fax:	+27 11 278 9600
Email:	Charl.Keyter@sibanyegold.co.za
Attention:	Charl Keyter

to the Trustee:	BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom

Fax:	+44 207 964 2536
Email:	corpsov1@bnymellon.com
Attention:	Trustee Administration

or any other address, facsimile number or attention details as shall have been notified (of which written notice has been given to the parties in accordance with this Clause 26) to the other parties hereto. Such communications will take effect, in the case of a letter, when delivered, in the case of fax, when the relevant delivery receipt is received by the sender, or in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party which is to be sent by fax or electronic communication will be written legal evidence.

27.       GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection therewith are governed by, and shall be construed in accordance with, English law.

28.       SUBMISSION TO JURISDICTION

28.1     Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submits to the non-exclusive jurisdiction of the English courts. Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. To the extent allowed by law, the Trustee and the Bondholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as "Proceedings") against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

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28.2     Each of the Issuer and the Guarantors irrevocably and unconditionally appoints Hackwood Secretaries Limited at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or the Guarantors (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantors:

(a)        agrees that failure by any such person to give notice of such service of process to the Issuer or the relevant Guarantor shall not impair the validity of such service or of any judgment based thereon; and

(b)       agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.       COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

30.       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated on page 1.

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SCHEDULE 1

FORM OF GLOBAL CERTIFICATE

THIS GLOBAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS GLOBAL CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

Common Code: 168972792

ISIN: XS1689727920

Registered No.:

SIBANYE GOLD LIMITED

(incorporated as a public company with limited liability under the laws of the Republic of South Africa)

GLOBAL CERTIFICATE

representing

USD 450,000,000 1.875 PER CENT. GUARANTEED CONVERTIBLE BONDS DUE

2023

Unconditionally and irrevocably guaranteed

as to payment of principal, premium (if any) and interest by

STILLWATER MINING COMPANY

(incorporated under the laws of

the State of Delaware)

KROONDAL OPERATIONS PROPRIETARY LIMITED

(incorporated as a private company with limited liability under the laws of the Republic of South Africa)

Sibanye Gold Limited (the "Issuer") hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the Register as the holder of the aggregate principal amount of USD 450,000,000 of a duly authorised issue of Bonds (the "Bonds") described above of the Issuer. References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed referred to below. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Certificate. This Global

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Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 26 September 2017 and made between the Issuer, the Guarantors and BNY Mellon Corporate Trustee Services Limited (the "Trustee") as trustee for the Bondholders.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the registered holder hereof on 26 September 2023 and/or on such earlier date(s) as all or any of the Bonds represented by this Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Bonds on each such date and to pay interest (if any) on the principal amount of the Bonds outstanding from time to time represented by this Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed. At maturity, and prior to the payment of any amount due, the registered holder hereof shall surrender this Global Certificate at the specified office of the Registrar at Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg or such other office as may be specified by the Issuer and approved by the Trustee. On any redemption, conversion or purchase and cancellation of any of the Bonds represented by this Global Certificate, details of such redemption, conversion or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register and the relevant space in the Schedule hereto recording any such redemption, conversion or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Registrar. Upon any such redemption, conversion or purchase and cancellation the principal amount outstanding of this Global Certificate and the Bonds held by the registered holder hereof shall be reduced by the principal amount of such Bonds so redeemed, converted or purchased and cancelled. The principal amount outstanding of this Global Certificate and of the Bonds held by the registered holder hereof following any such redemption, conversion or purchase and cancellation as aforesaid or any exchange as referred to below shall be the outstanding principal amount most recently entered in the Register and in the fourth column in the Schedule hereto.

Bonds represented by this Global Certificate are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking S.A. ("Clearstream, Luxembourg").

Upon the exchange of the whole or a part of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth herein), details of such exchange shall be entered by or on behalf of the Issuer in the third column of the Schedule hereto and the relevant space in Register and in the Schedule hereto recording such exchange shall be signed by or on behalf of the Registrar, whereupon the outstanding principal amount of this Global Certificate and the Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so exchanged.

This Global Certificate will be exchangeable in whole but not in part (free of charge to the holder) for Definitive Certificates only if (a) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or (b) any of the circumstances described in Condition 10(a) or Condition 10(b) occurs.

On or after the Exchange Date the holder of this Global Certificate may surrender this Global Certificate to or to the order of the Registrar. In exchange for this Global Certificate the

-  37  -

Issuer will deliver, or procure the delivery of Definitive Certificates in registered form, serially numbered, representing Bonds in the denomination of USD200,000.

"Exchange Date" means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Registrar is located and (except in the case of (a) above) in the city in which the relevant clearing system is located.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Certificate as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Certificates in the form set out in Part 1 of Schedule 2 to the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as entitled to a particular principal amount of the Bonds represented by this Global Certificate (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such principal amount of such Bonds for all purposes other than with respect to payments of principal, premium (if any) and other amounts payable on the Bonds for which purpose the registered holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Bonds in accordance with and subject to the terms of this Global Certificate and the Trust Deed.

For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative accountholders rather than by publication as required by Condition 17 provided that, the Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given to the Bondholders on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Notwithstanding the provisions of Condition 8, so long as this Global Certificate is held by or on behalf of a common depositary for Euroclear or Clearstream, Luxembourg, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where "Clearing System Business Day" means a day on which the Clearing Systems are open for business.

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Global Certificate may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Global Certificate to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Certificate for such purpose for annotation. The provisions of Condition 6 of the Bonds will otherwise apply.

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The options of the Issuer provided for in Conditions 7.2, 7.3 and 7.7 shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, those Conditions.

For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Conditions 7.5 and 7.6 may be exercised by an accountholder giving notice to the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying, Transfer and Conversion Agent by electronic means) of the principal amount of the Bonds in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Certificate to the Principal Paying, Transfer and Conversion Agent for notation accordingly within the time limits set forth in those Conditions.

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Certificate.

This Global Certificate shall not be valid unless authenticated by The Bank of New York Mellon SA/NV, Luxembourg Branch as Registrar.

IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf.

SIBANYE GOLD LIMITED

By:       ………………………….

(Duly authorised)

Issued on 26 September 2017.

Certificate of authentication

This Global Certificate is duly authenticated

without recourse, warranty or liability.

………………………………….

Duly authorised

for and on behalf of

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THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Registrar

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SCHEDULE

Outstanding Principal Amount

The following (i) exercise of Conversion Rights, (ii) exchanges of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth in the Conditions), (iii) payments of any redemption amount in respect of this Global Certificate and/or (iv) cancellations of interests in this Global Certificate have been made, resulting in the principal amount outstanding hereof being the amount specified in the latest entry in the fourth column:

Date	Amount of increase/ decrease in outstanding principal amount of this Global Certificate	Reasons for increase/ decrease in outstanding principal amount of this Global Certificate (initial issue, cancellation, redemption or payment or exercise of Conversion Rights)	Outstanding principal amount of this Global Certificate following such increase/ decrease	Notation made by or on behalf of the Registrar

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SCHEDULE 2

FORM OF DEFINITIVE CERTIFICATE AND CONDITIONS OF THE BONDS

PART 1

FORM OF DEFINITIVE CERTIFICATE

[0,000/00,000]	XS1689727920	[SERIES]	[SERIAL NO.]

SIBANYE GOLD LIMITED

(incorporated as a public company with limited liability under the laws of the Republic of South Africa)

USD 450,000,000 1.875 PER CENT. GUARANTEED CONVERTIBLE BONDS DUE

2023

Unconditionally and irrevocably guaranteed

as to payment of principal, premium (if any) and interest by

STILLWATER MINING COMPANY

(incorporated under the laws of the State of Delaware)

KROONDAL OPERATIONS PROPRIETARY LIMITED

(incorporated as a private company with limited liability under the laws of the Republic of South Africa)

The issue of the Bonds was authorised by a resolution of the board of directors of Sibanye Gold Limited (the "Issuer") passed on 18 September 2017 and the giving of the guarantee in respect of the Bonds was authorised by a resolution of the board of directors of each of Stillwater Mining Company and Kroondal Operations Proprietary Limited (together, the "Guarantors") passed on 18 September 2017.

This Bond forms one of a series of Bonds constituted by a Trust Deed (the "Trust Deed") dated 26 September 2017 made between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee for the holders of the Bonds and issued as Registered Bonds in the denomination of USD 200,000 each or integral multiple thereof, in an aggregate principal amount of USD 450,000,000.

THIS IS TO CERTIFY that ___________________________________

is/are the registered holder(s) of [one] of the above-mentioned registered bonds, such Bond being in the denomination of USD ( united states dollars) and is/are entitled on 26 September 2023 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

USD ( united states dollars)

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together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

IN WITNESS whereof this Registered Bond has been executed on behalf of the Issuer.

SIBANYE GOLD LIMITED

By: ……………………………… (Duly Authorised)

Issued on [•] 20[•].

Certificate of authentication

This Bond is duly authenticated

without recourse, warranty or liability.

…………………………………

Duly authorised

for and on behalf of

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Registrar

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FORM OF TRANSFER OF REGISTERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

USD[ ] principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing as attorney to transfer such principal amount of this Bond in the register maintained by Sibanye Gold Limited with full power of substitution.

Signature(s)

Date:	[20[•]]

N.B.:

1.        This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.        The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

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PART 2

CONDITIONS OF THE BONDS

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

The issue of the USD 450,000,000 1.875 per cent. Guaranteed Unsecured Convertible Bonds due 2023 (the "Bonds", which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any such Further Bonds) authorised by a resolution of the Board of Directors of Sibanye Gold Limited (the "Issuer") passed on 18 September 2017. The giving of the guarantee by each of Stillwater Mining Company and Kroondal Operations Proprietary Limited (each a "Guarantor" and, together, the "Guarantors") in respect of the Bonds was authorised by resolutions of the Board of Directors of each Guarantor each passed on 18 September 2017. The Bonds are constituted by a trust deed dated 26 September 2017 (the "Trust Deed") between the Issuer, the Guarantors and BNY Mellon Corporate Trustee Services Limited (the "Trustee", which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the "Conditions") are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the registered certificates (the "Certificates") representing the Bonds. The Bondholders (as defined below) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 26 September 2017 (the "Agency Agreement") relating to the Bonds between the Issuer, the Guarantors, the Trustee, The Bank of New York Mellon, London Branch (the "Principal Paying, Transfer and Conversion Agent", which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the other Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the "Paying, Transfer and Conversion Agents", which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York Mellon SA/NV, Luxembourg Branch in its capacity as registrar (the "Registrar", which expression shall include any successor as registrar under the Agency Agreement). The Issuer and the Guarantors have also entered into a Calculation Agency Agreement dated 26 September 2017 (the "Calculation Agency Agreement") with Conv-Ex Advisors Limited (the "Calculation Agent" which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has  been appointed to make certain calculations in relation to the Bonds.

Copies of each of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection by prior appointment during normal business hours at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

The Bonds will, following satisfaction of the Share Settlement Condition referred to below, be convertible into fully paid ordinary shares in the capital of the Issuer ("Ordinary Shares") (subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2).

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Capitalised terms used but not defined in these Conditions shall have the meanings provided in the Trust Deed unless, in any case, the context otherwise requires or unless otherwise stated.

1.         FORM, DENOMINATION, TITLE, STATUS AND GUARANTEE

1.1       Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of USD 200,000 each ("authorised denominations").

1.2       Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as applicable) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof), and no Person will be liable for so treating the holder.

1.3      Status of the Bonds

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank and will rank at all times pari passu and rateably, without any preference among themselves, and equally with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

1.4      Guarantee of the Bonds

The payment of all amounts payable in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed have been jointly and severally unconditionally and irrevocably guaranteed by the Guarantors in the Trust Deed (the "Bonds Guarantee"). The obligations of each Guarantor under the Bonds Guarantee are direct, unconditional, unsubordinated and (subject Condition 2) unsecured obligations of the relevant Guarantor and rank and will rank at all times equally with all other existing and future unsecured (subject to Condition 2) and unsubordinated indebtedness of the relevant Guarantor, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

2.        NEGATIVE PLEDGE

So long as any of the Bonds remain outstanding (as defined in the Trust Deed), the Issuer will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, create or permit to subsist, any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without at the same time or prior thereto (a) securing the Bonds equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other security for the Bonds as the Trustee may in its absolute discretion consider to be not materially less beneficial to

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the interests of the Bondholders or as may be approved by an Extraordinary Resolution of the Bondholders.

3.         DEFINITIONS

In these Conditions, unless otherwise provided:

"Additional Ordinary Shares" has the meaning provided in Condition 6.4.

"Adjustment Reference Date" means, in relation to any adjustment to be made to the Conversion Price pursuant to Condition 6.3, the Ex-Date in relation to the event in respect of which such adjustment is made (or, in the case of Conditions 6.3(f), 6.3(g) and 6.3(h), the relevant date of first public announcement).

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Applicable Law" means in relation to a Person, all and any:

(a)        statutes and subordinate legislation;

(b)        treaties, regulations, ordinances, decrees and directives;

(c)        by-laws;

(d)       codes of practice, circulars, guidance notices, judgements and decisions of any competent authority;

(e)        any present or future common law; and

(f)        other similar provisions, from time to time.

"Asset Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Issuer in good faith; provided that if the fair market value exceeds U.S.$50.0 million, such determination shall be made by the Board of Directors of the Issuer or an authorised committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with IFRS; provided, however, that if such Sale/Leaseback Transaction results in a

-  47  -

Capitalised Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalised Lease Obligations".

"authorised denominations" has the meaning provided in Condition 1.1.

"Authorised Signatories" has the meaning given to it in the Trust Deed.

"Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law (whether of South Africa or any other jurisdiction) for the relief of debtors.

"Bondholder" and "holder" mean the Person in whose name a Bond is registered in the Register.

"business day" means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

"Capitalised Lease Obligations" means an obligation that would have been required to be classified and accounted for as a capitalised lease for financial reporting purposes in accordance with IFRS as in effect on the Closing Date. The amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS as in effect on the Closing Date, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Dividend" means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of "Spin-Off" and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of "Dividend", and for the avoidance of doubt, a Dividend falling within paragraphs (c) or (d) of the definition of "Dividend" shall be treated as being a Non-Cash Dividend.

"Cash Settlement Amount" means an amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) calculated by the Calculation Agent in accordance with the following formula:

N
CSA =	∑	1	x Sn x Pn
N
n = 1

where:

CSA      =       the Cash Settlement Amount;

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Sn     =    (i)     where the Conversion Date falls prior to the Share Conversion     Start Date, the aggregate principal amount of Bonds the subject of the relevant exercise of Conversion Rights divided by the Conversion Price in effect on such dealing day; or

(ii)    where the Conversion Date  falls  on  or  after  the  Share Conversion Start Date, the Number of Cash Settled Shares in effect on such dealing day in respect of such exercise,

provided that if any such dealing day falls on or after an Adjustment Reference Date in relation to any adjustment which is required to be made to the Conversion Price pursuant to Condition 6.3 in circumstances where such adjustment is not yet in effect on such dealing day (or where, in the case of (ii) above, any such adjustment to the Conversion Price was disregarded pursuant to limb (B) of the definition of "Number of Reference Shares"), then (in the case of (i) above) the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by, or (in the case of (ii) above) the Number of Cash Settled Shares in effect on such dealing day shall for the purpose of this definition only be divided by, (1) the adjustment factor determined in accordance with the Conditions by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment or (2) (if such adjustment factor cannot be determined by the Calculation Agent in accordance with the Conditions on or prior to the third London business day prior to the CSA Settlement Date) such adjustment factor as is determined in good faith by an Independent Adviser to be appropriate;

Pn   =     the Volume Weighted Average Price of an  Ordinary Share on the nth   dealing day of the Cash Settlement Calculation Period, translated into US dollars at the Prevailing Rate on such dealing day; and

N    =     20, being the number of dealing  days  in  the  Cash  Settlement  Calculation Period.

"Cash Settlement Calculation Period" means a period of 20 consecutive dealing days commencing on the Cash Settlement Calculation Commencement Date.

"Cash Settlement Calculation Commencement Date" means (i) the first dealing  day following the relevant Conversion Date where the relevant Conversion Date falls before the Share Conversion Start Date, and (ii) the third dealing day following the Cash Settlement Election Date where the relevant Conversion Date falls on or after the Share Conversion Start Date.

"Cash Settlement Election" has the meaning provided in Condition 6.2.

"Cash Settlement Election Date" has the meaning provided in Condition 6.2

"Cash Settlement Election Notice" has the meaning provided in Condition 6.2.

"Change of Control" has the meaning provided in Condition 6.3(j).

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"Change of Control Conversion Price" has the meaning provided in Condition 6.3(j).

"Change of Control Notice" has the meaning provided in Condition 6.8.

"Change of Control Period" means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice is given to Bondholders as required by Condition 6.8.

"Change of Control Put Date" has the meaning provided in Condition 7.5.

"Change of Control Put Exercise Notice" has the meaning provided in Condition 7.5.

"Clearing Systems" has the meaning provided in Condition 8.9.

"Clearing System Business Day" has the meaning provided in Condition 8.9. "Closing Date" means 26 September 2017.

"Closing Price" means, in respect of an Ordinary Share or any Security, Spin-Off Security, option, warrant or other right or asset on any dealing day, the closing price on the Relevant Stock Exchange on such dealing day of an Ordinary Share or, as the case may be, such Security, Spin-Off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor page) (setting Last Price, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of the Relevant Stock Exchange in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as at the Closing Date is SGL SJ Equity HP), if available or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day and translated, if not in the Relevant Currency, into the Relevant Currency by the Calculation Agent at the Prevailing Rate on such dealing day, provided that if on any such dealing day (for the purpose of this definition, the "Affected Day") such price is not available or cannot otherwise be determined as provided above, the Closing Price of an Ordinary Share, Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, an Independent Adviser (acting reasonably) shall determine the Closing Price in good faith, all as determined in good faith by (where specifically provided above) an Independent Adviser or (in any other case) the Calculation Agent.

"Commodity Agreement" means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Issuer or any of its Material Subsidiaries designed to protect the Issuer or any of its

-  50  -

Material Subsidiaries against fluctuations in the price of commodities actually used, produced or sold in the ordinary course of business of the Issuer and its Material Subsidiaries.

"Companies Act" means the Companies Act 2008 of South Africa.

"Conversion Date" has the meaning provided in Condition 6.9.

"Conversion Notice" has the meaning provided in Condition 6.9.

"Conversion Period" has the meaning provided in Condition 6.1.

"Conversion Period Commencement Date" has the meaning provided in Condition 6.1.

"Conversion Price" has the meaning provided in Condition 6.1.

"Conversion Right" has the meaning given to it in Condition 6.1.

"CSA Settlement Date" means the date falling five London business days following the last day of the relevant Cash Settlement Calculation Period in accordance with instructions contained in the relevant Conversion Notice.

"Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary, in each case designed to protect such Person against fluctuations in currency exchange rates.

"Current Market Price" means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date, as determined in good faith by the Calculation Agent, provided that:

(a)        for the purposes of determining the Current Market Price pursuant to Condition 6.3(d) or 6.3(f) in circumstances where the relevant event relates to an issue of Ordinary Shares, if at any time during the said five dealing-day period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(i)        if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement (or, where on each

-  51  -

of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)       if the Ordinary Shares to be issued or transferred and delivered (if applicable) do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex- Date in respect of such Dividend (or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and provided further that,

(b)        for the purpose of any calculation or determination required to be made pursuant to paragraphs (a)(i) or (a)(ii) of the definition of "Dividend", if on any of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum the relevant Dividend or capitalisation giving rise to the requirement to make such calculation or determination, the Volume Weighted Average Price on any such dealing day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the relevant Dividend as at the Ex-Date in respect of such Dividend, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and

(c)        for any other purpose, if any day during the said five dealing day period was the Ex-Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum-such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at  the Ex-Date in respect of such Dividend or entitlement.

"dealing day" means a day on which the Relevant Stock Exchange is open for business and on which Ordinary Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time).

"Deferred Revenue Financing Arrangement" means any financing transaction, including any stream transaction or royalty agreement, (x) pursuant to which (a) the Issuer or any of its Material Subsidiaries receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a Person other than an

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Affiliate, (b) such liability in relation to such financial transaction is amortised upon the delivery or sale of such mineral assets and (c) there is no obligation to sell a minimum amount of the relevant mineral assets and (y) which financing transaction is customary in the mining business.

A "De-Listing Event" shall occur if:

(a)        (other than pursuant to an Exempt Newco Scheme) the Ordinary Shares at any time cease to be admitted to trading and listing on the JSE or the JSE announces that the Ordinary Shares will cease to be admitted to trading and listing on the JSE unless the Ordinary Shares are immediately admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange; or

(b)        trading of the Ordinary Shares on the JSE (or, if the Ordinary Shares at any time cease to be admitted to trading and listing on the JSE and the Ordinary Shares at the relevant time are admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange, trading of the Ordinary Shares on such exchange) is suspended for a period of ten consecutive dealing days or more, provided that trading of the Ordinary Shares shall not be considered to be suspended on any dealing day on which a general suspension of trading on the relevant stock exchange has occurred or where such suspension is in connection with a Scheme of Arrangement or merger, amalgamation or consolidation relating to the Issuer.

"De-Listing Event Notice" has the meaning provided in Condition 7.6;

"De-Listing Event Period" means the period commencing on the occurrence of the De-Listing Event and ending 60 days following the De-Listing Event or, if later, 60 days following the date on which a De-Listing Event Notice is given.

"De-Listing Event Put Date" has the meaning provided in Condition 7.6;

"De-Listing Event Put Exercise Notice" has the meaning provided in Condition 7.6;

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)        matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)        is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or its Material Subsidiaries (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(c)        is redeemable at the option of the holder of the Capital Stock in whole or in part,

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in each case on or prior to the date 91 days after the earlier of the final maturity date of the Bonds or the date the Bonds are no longer outstanding (as defined in the Trust Deed); provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer or its Material Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control (defined in a substantially identical manner to the corresponding definition in these Conditions) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or  exchangeable or for which it is redeemable) provide that the Issuer or its Material Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Issuer with the provisions described under Condition 7.5.

"Dividend" means any dividend or distribution to Shareholders (including a Spin Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)        where:

(i)         a Dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where an issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Shares or, as the case may be, Fair Market Value of such other property or assets, in any such case as at the Ex-Date in respect of the relevant Dividend or capitalisation or, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or

(ii)       (x) there shall be any issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced) or a Dividend in cash is announced that is to be satisfied by the issue or delivery of Ordinary Shares or other property or assets by way of

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capitalisation of profits or reserves (including any share premium account or capital redemption reserve), or (y) any issue or delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) that is to be satisfied by the payment of cash (in the case of each of (x) and (y) above other than in circumstances subject to proviso (i) above), then, in the case of (x) the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in respect of the relevant capitalisation or Dividend or, if later, the date on which the number of Ordinary Shares to be issued or transferred and delivered is determined, and, in the case of (y), the capitalisation in question shall be treated as a Dividend of an amount equal to the Fair Market Value of such cash amount as at such Ex-Date;

(b)       any issue of Ordinary Shares falling within Condition 6.3(a) or 6.3(b) shall be disregarded;

(c)       any purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a "Specified Share Day") in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the Current Market Price of an Ordinary Share on the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the date of such announcement or the date of first public announcement of such tender offer (and regardless whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by or on behalf of the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of such Current Market Price and (ii) the number of Ordinary Shares so purchased, redeemed or bought back, all as determined by the Calculation Agent;

(d)       if the Issuer or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such

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manner and with such modifications (if any) as shall be determined in good faith by an Independent Adviser;

(e)        where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a Person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

(f)        where a Dividend in cash is declared which provides for payment by the Issuer to Shareholders in the Relevant Currency or an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise, it shall be treated as a Cash Dividend in the amount of such Relevant Currency or, as the case may be, an amount in such Relevant Currency, and in any other case it shall be treated as a Cash Dividend or, as the case may be, an amount in cash in the currency in which it is payable by the Issuer; and

(g)        a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer,

and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

"Equity Share Capital" means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution.

"Eskom" means Eskom SOC Limited, the South African electricity public utility doing business under the name Eskom.

"Ex-Date" means (other than for the purpose of Condition 6.3(c)), in respect of any Dividend, capitalisation, Securities, rights, options and warrants or other entitlement, the first day on which the Ordinary Shares are traded ex- the relevant Dividend, capitalisation, Securities, rights, options and warrants or other entitlement on the Relevant Stock Exchange.

"Exempt Newco Scheme" means a Newco Scheme where, immediately after implementation of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (1) admitted to trading on the Relevant Stock Exchange or (2) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine.

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"Existing Shareholders" has the meaning provided in the definition of "Newco Scheme".

"Extraordinary Resolution" has the meaning provided in the Trust Deed.

"Fair Bond Value" means the price determined in good faith by an Independent Adviser as being the average of such mid-market prices per U.S.$200,000 in principal amount of the Bonds as displayed from such source or sources (if any) as such Independent Adviser shall consider appropriate as at the close of business on each dealing day during the Fair Bond Value Calculation Period, provided that where no such source is available in respect of any such dealing day as aforesaid, such mid- market price in respect of such dealing day shall be such price determined in such manner as is determined in good faith to be appropriate by such Independent Adviser.

"Fair Bond Value Calculation Period" means the period of 10 consecutive dealing days commencing on the dealing day following the date of the Fair Value Redemption Notice.

"Fair Market Value" means, with respect to any property on any date, (i) in the case of a Cash Dividend, the amount of such Cash Dividend, as determined by the Calculation Agent; (ii) in the case of any other cash amount, the amount of such cash, as determined by the Calculation Agent; (iii) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by the Calculation Agent), (a) in the case of Securities or Spin-Off Securities (in each case to the extent constituting Equity Share Capital), the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) in the case of Securities or Spin-Off Securities (in each case other than to the extent constituting Equity Share Capital), options, warrants or other rights or assets, the arithmetic mean of the daily Closing Prices of such Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both (a) and (b) during the period of five dealing days on the Relevant Stock Exchange commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded on the Relevant Stock Exchange, all as determined by the Calculation Agent; (iv) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded (as aforesaid), an amount equal to the fair market value thereof as determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall be translated if necessary into the Relevant Currency (if not expressed in the Relevant Currency) at the Prevailing Rate on that date, as determined by the Calculation Agent. In addition, in the case of (i) and (ii), the Fair Market Value shall be determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made on account of tax and any associated tax credit.

"Final Maturity Date" means 26 September 2023.

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"Financial Markets Act" means the Financial Markets Act, 2012 of South Africa;

"Further Bonds" means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds.

"Global Certificate" has the meaning provided in Condition 8.9.

"Group" means the Issuer and the Issuer's Subsidiaries taken as a whole and "member of the Group" shall be construed accordingly.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Relevant Indebtedness (as the case may be) of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)        to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Relevant Indebtedness (as the case may be) of such other Person (whether arising by virtue of partnership arrangements, or  by agreement to keep- well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)       entered into for purposes of assuring in any other manner the obligee of such Indebtedness or Relevant Indebtedness (as the case may be) of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided,  however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

"IFRS" means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided,  however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Material Subsidiary of the Issuer (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Material Subsidiary at the time it becomes a Material Subsidiary of the Issuer; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(a)        the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)        the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)        the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including

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reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(d)       the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS;

(e)        Capitalised Lease Obligations and Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(f)        the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Material Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)        the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided,  however, that the amount of such Indebtedness will be the lesser of (a) the Asset Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(h)        the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(i)        to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

Notwithstanding the foregoing: (i) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest; (ii) in connection with the purchase by the Issuer or any of its Material Subsidiaries of any business, the term "Indebtedness" will exclude post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (iii) "Indebtedness" shall be calculated without giving effect to any increase or decrease in Indebtedness as a result of accounting for any embedded derivatives created by the

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terms of such Indebtedness; (iv) Reclamation Obligations are not and will not be deemed to be Indebtedness; (v) any liabilities pursuant to any Deferred Revenue Financing Arrangement shall not be "Indebtedness"; (vi) for the avoidance of doubt, any liabilities of such Person in connection with letters of credit, banker's acceptances or other similar instruments (including reimbursement obligations with respect thereto provided it is satisfied within 30 days of Incurrence) issued to secure payment by the Issuer or any of its Material Subsidiaries of purchases of electricity from Eskom in the ordinary course of business shall not be "Indebtedness"; and (vii) any obligations under or in respect of Qualified Securitisation Financings shall not be "Indebtedness".

In addition, "Indebtedness" of the Issuer and its Material Subsidiaries shall include (without duplication) Indebtedness described in the second preceding paragraph that would not appear as a liability on the balance sheet of the Issuer and its Material Subsidiaries if:

(a)        such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of the Issuer (a "Joint Venture");

(b)       the Issuer or any of its Material Subsidiaries is a general partner of the Joint Venture (a "General Partner"); and

(c)       there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of the Issuer or any of its Material Subsidiaries; and then such Indebtedness shall be included in an amount not to exceed:

(i)        the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Issuer or any of its Material Subsidiaries; or

(ii)       if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to the Issuer or any of its Material Subsidiaries if the Indebtedness is evidenced in writing and is for a determinable amount.

"Independent Adviser" means an independent financial institution or adviser with appropriate expertise, which may include the Calculation Agent, appointed by the Issuer at its own expense.

"Interest Payment Date" has the meaning provided in Condition 5.1.

"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers, suppliers or vendors in the

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ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS; provided that none of the following will be deemed to be an Investment:

(a)       Hedging Obligations entered into in the ordinary course of business;

(b)       endorsements of negotiable instruments and documents in the ordinary course of business; and

(c)        an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary of the Issuer for consideration to the extent such consideration consists of Ordinary Shares of the Issuer.

"Issuer" has the meaning given to it in the recitals to these Conditions.

"JSE" means the JSE Limited (Registration Number 2005/022939/06), licensed as an exchange in terms of the Financial Markets Act, or any exchange which operates as a successor exchange to the JSE in terms of the Financial Markets Act.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed of trust, deemed trust, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

"Material Subsidiary" means, at any time, a direct or indirect Subsidiary of the Issuer other than an Unrestricted Subsidiary.

"Newco Scheme" means a Scheme of Arrangement which effects the interposition of a limited liability company ("Newco") between the Shareholders of the Issuer immediately prior to the Scheme of Arrangement (the "Existing Shareholders") and the Issuer; provided that immediately after implementation of the Scheme of Arrangement substantially all of the shareholders of Newco are the Existing Shareholders (or where depositary or other receipts or certificates representing ordinary shares of Newco are issued to the Existing Shareholders, substantially all of the holders of such depositary or other receipts or certificates are the Existing Shareholders) and that all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after the scheme of arrangement.

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"Non-Cash Dividend" means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

"Non-Recourse Debt" means Indebtedness of a Person:

(a)        as to which neither the Issuer nor any of its Material Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness), other than Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets or (b) is directly or indirectly liable (as a guarantor or otherwise), other than as a result of Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(b)        no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Material Subsidiaries, other than Indebtedness secured by Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets, to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)        the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Material Subsidiaries, other than in respect of Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets.

"Number of Cash Settled Shares" has the meaning provided in Condition 6.2.

"Number of Physically Settled Shares" means, in respect of any exercise of Conversion Rights, such number of Ordinary Shares (which may be equal to zero) as is equal to the Number of Reference Shares minus the Initial Number of Cash Settled Shares (if any) as determined by the Calculation Agent.

"Number of Reference Shares" means, in respect of the exercise of Conversion Rights by a Bondholder, (A) the number of Ordinary Shares (rounded down, if necessary, to the nearest whole number) determined by the Calculation Agent by dividing the aggregate principal amount of Bonds which are the subject of the  relevant exercise of Conversion Rights by such Bondholder by the Conversion Price in effect on the relevant Conversion Date, or (B) (other than where the Issuer makes a Cash Settlement Election in respect of such exercise and the Initial Number of Cash Settled Shares is equal to the Number of Reference Shares determined as provided pursuant to limb (A) above) where the Conversion Date falls on or after the date an adjustment to the Conversion Price takes effect pursuant to Conditions 6.3(c), 6.3(d), 6.3(e) or 6.3(i) in circumstances where the Registration Date falls on or prior to the record date or other due date for establishment of entitlement in respect of the relevant Dividend or issue or grant (as the case may be) giving rise to such adjustment, then provided the Issuer does confer the benefit of the relevant Dividend, issue or grant (as the case may be) on the relevant Bondholder in respect of the relevant Ordinary

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Shares to be issued or transferred and delivered to such Bondholder in respect of the relevant exercise of Conversion Rights, the Number of Reference Shares shall be determined as provided in limb (A) above except that the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganisation or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Optional Redemption Date" has the meaning provided in Condition 7.2.

"Optional Redemption Notice" has the meaning provided in Condition 7.2.

"Ordinary Shares" has the meaning provided in the recitals to these Conditions.

"Parity Value" means, in respect of any dealing day, the amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) calculated by the Calculation Agent as follows:

PV = CR x USD VWAP

where:

PV	=	the Parity Value in respect of such dealing day

CR	=

USD200,000 divided by the Conversion Price in effect on such dealing day, provided that if on such dealing day the share price is quoted ex- any Dividend or other entitlement in respect of which an adjustment is required to be made to the Conversion Price pursuant to Condition 6.3 in circumstances where such adjustment is not yet in effect on such dealing day, the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by the adjustment factor subsequently determined by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment

USD VWAP	=

the Volume Weighted Average Price of an Ordinary Share on    such dealing day and translated, if not in USD, into USD at the Prevailing Rate on such dealing day, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

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"Person" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability entity, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

"Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Prevailing Rate" means, in respect of any pair of currencies on any day, the spot mid rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that day as appearing on or derived from Bloomberg page "BFIX" (or any successor page) in respect of such pair of currencies. If such rate cannot be determined as aforesaid on such day (for the purpose of this definition, the "Affected Day"), the Prevailing Rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined, all as determined in good faith by the Calculation Agent, provided that if such immediately preceding day falls prior to the fifth day before the Affected Day, or, if such rate cannot be so determined, the Prevailing Rate shall be determined in such other manner as an Independent Adviser (acting reasonably) shall prescribe in good faith.

"Qualified Securitisation Financing" means any financing pursuant to which the Issuer or any of its Material Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in any accounts receivable (and related assets) or inventory in any aggregate principal amount equivalent to the Asset Fair Market Value of such accounts receivable (and related assets) or inventory of the Issuer or any of its Material Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors or Senior Management of the Issuer) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors or Senior Management of the Issuer) at the time such financing is entered into and (c) such financing shall be non-recourse to the Issuer or any of its Material Subsidiaries except to a limited extent customary for such transactions. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Record Date" means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

"Reclamation Obligations" means statutory, contractual, constructive or legal obligations associated with decommissioning of mining operations and/or mineral processing facilities and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties, plant and equipment (including any environmental bond, rehabilitation bond, guarantee of reclamation or rehabilitation obligations or similar arrangements which the Issuer or any of its Material Subsidiaries are required to provide under applicable environmental or mining law).

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"Reference Date" means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

"Register" has the meaning provided in Condition 4.1.

"Registration Date" means the date on which the Ordinary Shares (or any Additional Ordinary Shares) to be issued or delivered to Bondholders pursuant to these Conditions are entered in the securities register of the Issuer and credited to the converting Bondholder as provided in Condition 6.9 (or Condition 6.4);

"Relevant Currency" means South African Rand or, if at the relevant time or for the purposes of the relevant calculation or determination, (a) the JSE is not the Relevant Stock Exchange in respect of the Ordinary Shares, or (b) the JSE is the Relevant Stock Exchange in respect of the Ordinary Shares but the currency in which the Ordinary Shares are quoted or dealt in on the JSE is no longer South African Rand, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

"Relevant Date" means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date falling seven days after the date on which notice is duly given by the Issuer to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

"Relevant Indebtedness" means any indebtedness of any Person for money borrowed or raised which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market).

"Relevant Stock Exchange" means (i) in the case of Ordinary Shares, the JSE or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the JSE, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing and (ii) in the case of Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in.

"Retroactive Adjustment" has the meaning provided in Condition 6.4.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or its Material Subsidiary transfers such property to a Person (other than the Issuer or any of its Material Subsidiaries) and the Issuer or its Material Subsidiary leases it from such Person.

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"Scheme of Arrangement" means a scheme of arrangement or  analogous proceeding.

"Securities" means any securities as defined in the section 1 of the Companies Act including, without limitation, Ordinary Shares, or options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares.

"Securitisation Assets" means any accounts receivable or related assets and inventory subject to a Qualified Securitisation Financing. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Security Interest" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

"Senior Management" means the chief executive officer and the chief financial officer of the Issuer.

"Shareholder Resolutions" has the meaning provided in Condition 6.1. "Shareholders" means the holders of Ordinary Shares.

"Share Settlement Condition" means the passing of the Shareholder Resolutions.

"Significant Subsidiary" means any Material Subsidiary of the Issuer that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1 02 under Regulation S X promulgated by the US Securities and Exchange Commission, determined as of the date of the most recently completed financial statements of the Issuer and its Material Subsidiaries.

"Spin-Off" means:

(a)        a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)        any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Scheme of Arrangement, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Issuer or any member of the Group.

"Spin-Off Securities" means Equity Share Capital of an entity other than the Issuer  or options, warrants or other rights to subscribe for or purchase Equity Share Capital of an entity other than the Issuer.

"Subsidiary" has the meaning given to it in the Companies Act.

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"Taxes" means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings Imposed or levied by any governmental, financial or other competent authority (and including any penalty payable in connection with any failure to pay, or delay in paying, any of the same) and "Tax" and "Taxation" shall be construed accordingly;

"Tax Redemption Date" has the meaning provided in Condition 7.3.

"Tax Redemption Notice" has the meaning provided in Condition 7.3.

"Unrestricted Subsidiary" means (x) Sibanye Gold Eastern Operations Proprietary Limited (unless designated as a Material Subsidiary pursuant to the terms of the Trust Deed), (y) any other Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below and (z) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)        such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b)        such Subsidiary has no Indebtedness other than Non-Recourse Debt;

(c)        such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(d)        such Subsidiary is a Person with respect to which neither the Issuer nor any of its Material Subsidiaries has any direct or indirect obligation:

(i)         to subscribe for additional Capital Stock of such Person; or

(ii)        to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(e)        on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any of its Material Subsidiaries with terms substantially less favourable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and a certificate signed by two Authorised Signatories of the Issuer certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary.

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"USD" and "U.S.$" means the lawful currency for the time being of the United States of America.

"Volume Weighted Average Price" means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, option, warrant or other right or asset on any dealing day, the order book volume weighted average price on such dealing day on the Relevant Stock Exchange of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, option, warrant or other right or asset as published by or derived from Bloomberg page HP (or any successor page) (setting Weighted Average Line or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of the Relevant Stock Exchange in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as at the Closing Date is SGL SJ Equity HP) if any or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day and translated, if not in the Relevant Currency, into the Relevant Currency by the Calculation Agent at the Prevailing Rate on such dealing day, provided that if on any such dealing day (for the purpose of this definition, the "Affected Day") such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, an Independent Adviser shall (acting reasonably) determine the Volume Weighted Average Price in good faith, all as determined in good faith by (where specifically provided above) an Independent Adviser or (in any other case) the Calculation Agent.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re- enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders "as a class" or "by way of rights" shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Closing Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Adviser or the Calculation Agent (as applicable) determines appropriate to reflect any consolidation or sub-division of the Ordinary Shares, or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or the declaration, announcement, making or paying of any Dividend or other entitlement, or any like or similar event.

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For the purposes of Conditions 6.1, 6.2, 6.3, 6.4, 6.9, 6.10 and 11 only, (a) references to the "issue" of Ordinary Shares or Ordinary Shares being "issued" shall, if not otherwise expressly specified in these Conditions, include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any member of the Group, and (b) Ordinary Shares held by or on behalf of the Issuer or any member of the Group (and which, in the case of Condition 6.3(d), do not rank for the relevant right or other entitlement) shall not  be considered as or treated as "in issue" or "issued" or entitled to receive any Dividend, right or other entitlement.

References in these Conditions to principal in respect of the Bonds shall, unless the context otherwise requires, be deemed to include any premium and any other amount (other than interest) which may be payable by the Issuer in respect of the Bonds.

4.         REGISTRATION AND TRANSFER OF BONDS

4.1       Registration

The Issuer will cause a register (the "Register") to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

4.2       Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4.3 and 4.4, be transferred in authorised denominations by lodging the Certificate evidencing the relevant Bonds (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named Person (or Persons, not exceeding four in number).

The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer and deliver a new Certificate to the transferee (and, in the case of a transfer of part only of the Bonds evidenced by a Certificate, deliver a Certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

4.3       Formalities Free of Charge

Such transfer will be effected without charge subject to (a) the Person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (b) the Registrar being satisfied with the documents of title and/or identity of the Person making the application and (c)

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such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement).

4.4       Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond: (a) during the period of 15 days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7.2, 7.3 or 7.7; (b) in respect of which a Conversion Notice has been delivered in accordance with Condition 6.1; (c) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7.5 or 7.6; or (d) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds.

5.         INTEREST

5.1       Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 1.875 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments on 26 March and 26 September in each year (each an "Interest Payment Date"), commencing with the Interest Payment  Date falling on 26 March 2018.

Where interest is required to be calculated for any period which is not an Interest Period, it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed.

"Interest Period" means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

5.2       Accrual of Interest

Each Bond will cease to bear interest (a) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6.11) or (b) where such Bond is redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of the principal in respect of the Bond is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Condition 5.1 (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (ii) the day seven days after the Trustee or the Principal Paying, Transfer and Conversion Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

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6.         CONVERSION OF BONDS

6.1       Conversion Right and Conversion Price

Subject as provided in these Conditions, each Bond shall as an inseparable term entitle the holder (a "Conversion Right") to:

(a)       if the relevant Conversion Date falls prior to the Share Conversion Start Date (as defined below), require the Issuer to make payment in U.S. dollars to the relevant Bondholder of the relevant Cash Settlement Amount, together with any other amount payable by the Issuer to such Bondholder pursuant to these Conditions in respect of or relating to an exercise of Conversion Rights. The Issuer will pay any Cash Settlement Amount not later than the CSA Settlement Date; or

(b)       if the relevant Conversion Date falls on or after the Share Conversion Start Date (as defined and subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2 below), convert such Bond into  new and/or existing Ordinary Shares, as fully paid; such conversion shall constitute redemption of such Bond by the Issuer at its principal amount and application of the redemption monies in accordance with the directions of the relevant Bondholder contained in the relevant Conversion Notice against issuance or delivery of the Number of Reference Shares to such Bondholder. The number of new and/or existing Ordinary Shares (if any) to be delivered shall be the Number of Reference Shares.

The Issuer will use all reasonable endeavours to convene a meeting of its shareholders not later than 31 May 2018 for the purpose of considering, and if thought fit, passing such resolutions (the "Shareholder Resolutions") as are required to enable the issuance of, or transfer and delivery of, such number of Ordinary Shares as may be required to be issued or, as the case may be, transferred and delivered from time to time to satisfy the exercise in full of the Conversion Rights.

If the Share Settlement Condition is satisfied, the Issuer will within 5 Johannesburg business days following the date of satisfaction give a notice to the Trustee and Principal Paying, Transfer and Conversion Agent and to the holders in accordance with Condition 17 confirming the satisfaction of the Share Settlement Condition and specifying a date (the "Share Conversion Start Date") from which Conversion Rights may be settled in Ordinary Shares (subject to the Issuer's right to make a Cash Settlement Election in accordance with Condition 6.2), such Share Conversion Start Date being not earlier than 10 and not later than 20 Johannesburg business days after the date of such notice.

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering the Certificate evidencing such Bond (together with a Conversion Notice (as defined below)) to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6.9 and making any payment required to be made as provided in Condition 6.9, whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery to or as directed by the relevant Bondholder of Ordinary Shares credited as paid-up in full, as provided in this Condition 6.

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Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 6 November 2017 (the "Conversion Period Commencement Date") to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling 10 days prior to the Final Maturity Date (both days inclusive) or, if such Bond is to be redeemed pursuant to Condition 7.2, 7.3 or 7.7 prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the date falling 10 days before the date fixed for redemption thereof pursuant to Condition 7.2, 7.3 or 7.7, unless there shall be a default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to the Bondholders in accordance with Condition 17 or, if earlier, the Final Maturity Date or, if the Final Maturity Date is not a London business day, the immediately preceding London business day; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day (at the place aforesaid), then the period for exercise of Conversion Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised (a) following the giving of notice by the Trustee pursuant to Condition 10 or (b) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 7.5 or Condition 7.6.

Save in the circumstances provided in Condition 6.11, Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the "Conversion Period".

Conversion Rights are not exercisable in respect of any specific Ordinary Shares and no Ordinary Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Ordinary Shares.

Conversion Rights may only be exercised in respect of the whole of an authorised denomination.

Fractions of Ordinary Shares will not be issued or transferred and delivered on the exercise of Conversion Rights or pursuant to Condition 6.4 and no cash payment or other adjustment will be made in lieu thereof. If the Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares to be issued or transferred and delivered on conversion or pursuant to Condition 6.4 are to be registered in the name of the same Person, the number of such Ordinary Shares to be issued or transferred and delivered in respect thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds being

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so converted (rounded down, if necessary, to the nearest whole number of Ordinary Shares).

The Issuer will procure that any Ordinary Shares to be issued or transferred and delivered on the exercise of the Conversion Rights as an inseparable term of the Bond will be issued or transferred and delivered to the holder of the Bonds completing the relevant Conversion Notice or his nominee.

The initial conversion price (the "Conversion Price") is USD 1.6580 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 6.3.

6.2       Cash Settlement Election

Upon exercise of Conversion Rights by a Bondholder where the Conversion Date falls on or after the Share Conversion Start Date, the Issuer may make an election (a "Cash Settlement Election") by giving notice (a "Cash Settlement Election Notice") to the relevant Bondholder (with a copy to the Principal Paying, Transfer and Conversion Agent and the Calculation Agent) by not later than the Cash Settlement Election Date to the address (or, if a fax number or email address is provided in the relevant Conversion Notice, that fax number or email address) specified for that purpose in the relevant Conversion Notice of its decision to satisfy the exercise of the Conversion Rights in respect of the relevant Bonds by (A) delivering to or to the order of the relevant Bondholder the Number of Physically Settled Shares in accordance with the subsequent provisions of this Condition 6 and (B) making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Settlement Amount in respect of the Number of Cash Settled Shares, together with any other amount payable by the Issuer to such Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of Conversion Rights.

The Issuer will pay any Cash Settlement Amount not later than the CSA Settlement Date.

For these purposes:

"Number of Cash Settled Shares" means, in respect of any date and any Cash Settlement Election, such number of Ordinary Shares as is determined by the Issuer in its sole discretion (and shall be no greater than the Number of Reference Shares) and notified to the relevant Bondholder in the Cash Settlement Election Notice (the "Initial Number of Cash Settled Shares"), subject to adjustment (as determined by the Calculation Agent) inversely pro rata to any adjustment made to the Conversion Price which takes effect (assuming for this purpose Conversion Rights to be exercisable on such date in respect of which the Number of Cash Settled Shares is being determined) after the Conversion Date (and with effect on the same date on which such adjustment to the Conversion Price takes effect).

"Cash Settlement Election Date" means the date falling four dealing days following the relevant Conversion Date.

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6.3       Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent, on behalf of the Issuer, as follows:

(a)        If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A
B

where:

A         is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B         is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(b)       If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), other than an issue of Ordinary Shares constituting a Dividend pursuant to paragraph (a) of the definition thereof, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A          is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B          is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c)        If and whenever the Issuer shall declare, announce, make or pay any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the

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Conversion Price in force immediately prior to the Effective Date by the following fraction:

A ─ B
B

where:

A         is the Current Market Price of one Ordinary Share on the Ex-Date in respect of such Dividend; and

B          is the Fair Market Value (on the Ex- Date in respect of such Dividend) of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the date (the "Effective Date") which, in respect of this Condition 6.3(c) is the later of (i) the Ex-Date of such Dividend and (ii) the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

"Ex-Date" means, in respect of this Condition 6.3(c), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, the date on which such purchase, redemption or buy back is made or in the case of a Spin- Off, the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(d)        If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or  purchase or otherwise acquire any Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the

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Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B
A+C

where:

A         is the number of Ordinary Shares in issue on the Effective Date;

B         is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C         is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.3(d), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(d), the Ex-Date in respect of the relevant rights, options or warrants.

(e)        If and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

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A─B
A

where:

A          is the Current Market Price of one Ordinary Share on the Effective Date; and

B          is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(e), the Ex-Date in respect of the relevant Securities, rights, option or warrants.

(f)        If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6.3(d) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds (which term shall for this purpose include any Further Bonds) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire Ordinary Shares and other than where it is determined to constitute a Dividend pursuant to paragraph (a) of the definition "Dividend") or if and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue or grant (otherwise than as mentioned in Condition 6.3(d) above) wholly for cash or  for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds, and otherwise as mentioned in Condition 6.3(g) below), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B
A+C

where:

A          is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B          is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made

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available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C          is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.3(f), "C" shall  be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(f), the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights.

(g)       If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity (otherwise than as mentioned in Conditions 6.3(d), 6.3(e) or 6.3(f) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term for this purpose shall exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A─B
A+C

where:

A         is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Ordinary Shares which have been issued,

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purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B         is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Ordinary Share; and

C         is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification/redesignation, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this Condition 6.3(g), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h)        If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) as are mentioned in Condition 6.3(g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposal for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

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A+B
A+C

where:

A         is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B         is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C         is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this Condition 6.3(h) or Condition 6.3(g) above;

provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be  provided) then for the purposes of this Condition 6.3(h), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i)        If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of

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the Group) any other company, Person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(f) or 6.3(g) above or Condition 6.3(j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant date)) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

A─B
A

where:

A         is the Current Market Price of one Ordinary Share on the Effective Date; and

B         is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

"Effective Date" means, in respect of this Condition 6.3(i), the Ex-Date in respect of the relevant rights.

(j)         If any of the events referred to in (i) or (ii) below occur (each such event being a "Change of Control"):

(i)         (x) an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Section 117 of the Companies Act) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any Person proposes a Scheme of Arrangement with regard to such acquisition (other than an Exempt Newco Scheme) and (y) (such offer or Scheme of Arrangement having become or been declared unconditional in all respects or having become effective) the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; or

(ii)       any Person and/or parties acting in concert (defined as aforesaid) shall own, acquire or control (or have the right to own, acquire or control) (other than pursuant to an Exempt Newco Scheme) more than 50 per cent of the issued ordinary share capital of the Issuer or the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer,

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then upon any exercise of Conversion Rights where the Conversion Date falls (a) during the Change of Control Period or (b) on a date following the giving by the Issuer of an Optional Redemption Notice pursuant to Condition 7.2(a) in circumstances where the precondition specified in Condition 7.2(a) would not have been satisfied assuming (solely for the purpose of this proviso (b)) that the Parity Value in respect of the relevant dealing days had been determined only on the basis of the Conversion Price in effect (but not using the Change of Control Conversion Price where applicable), the Conversion Price (the "Change of Control Conversion Price") applicable solely in respect of such exercise of Conversion Rights shall be determined as set out below:

COCCP = OCP/(1+ (CP x c/t))

where:

COCCP      means the Change of Control Conversion Price;

OCP           means   the   Conversion    Price   in    effect   on   the relevant Conversion Date;

CP              means 35 per cent (expressed as fraction);

c                 means the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date; and

t                  means the number of days from and including the Closing Date to but excluding the Final Maturity Date.

(k)        If, following consultation with the Calculation Agent, the Issuer determines that, or is uncertain as to whether, an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 6.3 (even if the relevant circumstance is specifically excluded from the operation of Conditions 6.3(a) to 6.3(j) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6.3(k) if such Independent Adviser is so requested to make such determination as soon as practicable after the date on which the relevant circumstance arises and the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions:

(a)        where the events or circumstances giving rise to any adjustment pursuant to this Condition 6.3 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any

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adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer (following consultation with the Calculation Agent), a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined by an Independent Adviser to be in its opinion appropriate to give the intended result; and

(b)        such modification shall be made to the operation of these Conditions as may be determined by an Independent Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once; and

(c)        other than pursuant to Condition 6.3(a), no adjustment shall be made that would result in an increase to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to Conditions 6.3(d), 6.3(f), 6.3(g) and 6.3(h), the following provisions shall apply:

(i)        the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)        (A) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in Condition 6.3(d), or the relevant date of first public announcement referred to in Conditions 6.3(f), 6.3(g) or 6.3(h), as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or

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rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)      if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of paragraph (i) above or for the purpose of Condition 6.3(d)) or the relevant date of first public announcement (for the purpose of Conditions 6.3(f), 6.3(g) or 6.3(h)); and

(iv)      in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith.

6.4       Retroactive Adjustments

If the Registration Date in relation to the conversion of any Bond shall be:

(a)        after the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in Condition 6.3(a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e) or 6.3(i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6.3(f) and 6.3(g) above or of the terms of any such modification as is mentioned in Condition 6.3(h) above; but

(b)       in circumstances where the relevant Conversion Date falls on or after the Share Conversion Start Date and before the relevant adjustment to the Conversion Price becomes effective under Condition 6.3 above,

(such adjustment, a "Retroactive Adjustment"), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Ordinary Shares (if any) as determined by the Calculation Agent or an Independent Adviser (the "Additional Ordinary Shares") as, together with the Number of Physically Settled Shares to be issued or transferred and delivered on conversion of the relevant Bond (together with any fraction of an Ordinary Share not so issued or transferred and delivered), is equal to the number of Number of Physically Settled Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date (assuming for this purpose only that the Initial Number of Cash Settled Shares (if any) used for the purpose of determining such adjusted Number of Physically Settled

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Shares which would have been required to be issued or transferred and delivered (as aforesaid) had been adjusted as provided in the definition thereof in respect of such Retroactive Adjustment), as determined by the Calculation Agent or an Independent Adviser; provided that in the case of a Retroactive Adjustment arising in respect of a consolidation, the Number of Physically Settled Shares to be transferred and delivered to the relevant holder shall be reduced to that number of Ordinary Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date and provided further that, for the avoidance of doubt, if in the case of a Retroactive Adjustment arising in respect of Conditions 6.3(b), 6.3(c), 6.3(d), 6.3(e) or 6.3(i), the relevant Bondholder shall be entitled to receive the relevant Ordinary Shares, Dividends or Securities in respect of the Ordinary Shares to be issued or delivered to it, then the relevant Bondholder shall not be entitled to receive Additional Ordinary Shares in relation thereto.

6.5       Decision of an Independent Adviser or Calculation Agent

Adjustments to the Conversion Price shall be determined and calculated in good faith by the Calculation Agent upon request from the Issuer, and/or to the extent so specified in these Conditions, in good faith by an Independent Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent and/or, where applicable, an Independent Adviser and any other determinations or calculations made by the Calculation Agent or an Independent Adviser or an opinion of an Independent Adviser pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of bad faith or manifest error) on the Issuer, the Trustee, the Bondholders, the Paying, Transfer and Conversion Agents and (in the case of a determination by an Independent Adviser) the Calculation Agent. The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it  shall be able to rely on, and it shall not be liable and shall incur no liability as against the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith, in accordance with that adviser's opinion.

The Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity), shall have any relationship of agency or trust with, and neither the Calculation Agent (acting in such capacity) nor any Independent Adviser shall be liable nor incur any liability against, the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders.

If, following consultation between the Issuer and the Calculation Agent, any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Adviser, a written determination of such Independent Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of manifest error.

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6.6       Share or Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted (i) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such Person) or their spouses or relatives, in each case, of the Issuer or any of member of the Group or any associated company or to a trustee or trustees to be held for the benefit of any such Person, in any such case pursuant to any share or option scheme  or (ii) pursuant to any dividend reinvestment plan or similar plan or scheme.

6.7       Rounding Down and Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of USD 0.0001, shall be rounded down to the nearest whole multiple of USD 0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 17 and to the Trustee promptly after the determination thereof.

6.8       Change of Control

Within 14 calendar days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a "Change of Control Notice"). Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7.5.

The Change of Control Notice shall also specify:

(a)        all information material to Bondholders concerning the Change of Control;

(b)        the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable in accordance with Condition 6.3(j) on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control;

(c)        the Closing Price of the Ordinary Shares as at the latest practicable date prior to the publication of the Change of Control Notice;

(d)        the last day of the Change of Control Period; and

(e)        the Change of Control Put Date.

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The Trustee shall not be required to monitor or take any steps to monitor or ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other Person for any loss arising from any failure by it to do so.

6.9       Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Bondholder during the Conversion Period by delivering the Certificate evidencing the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a "Conversion Notice") in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If the delivery of the relevant Certificate and Conversion Notice as described in the foregoing paragraph is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Conversion Rights may only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of the Bonds evidenced by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Conversion Date deliver such new Certificate to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Certificate by uninsured mail to such address as the Bondholder may request.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee and the Paying, Transfer and Conversion Agents and the relevant Bondholder. A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the "Conversion Date") shall be the business day in Johannesburg immediately following the later of (a) the date of the delivery of the relevant Certificate and the Conversion Notice as provided in this Condition 6.9 and (b) the date on which payment of any other amount payable by the relevant Bondholder pursuant to the following paragraph of this Condition 6.9 is made.

A Bondholder exercising a Conversion Right must pay directly to the relevant authorities any Taxes that may be payable arising on conversion and redemption of a Bond and capital, stamp, issue, registration and transfer Taxes and duties arising on

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conversion of a Bond; provided that the Issuer shall be liable for any stamp duties, issue and registration and transfer Taxes and duties payable in South Africa in respect of the issue or transfer and delivery of any Ordinary Shares on such conversion (including any Additional Ordinary Shares). Such Bondholder must also pay all, if any, Taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion. The Trustee shall not be responsible for determining whether such Taxes or capital, stamp, issue and registration and transfer Taxes and duties are payable or the amount thereof and it shall not be responsible or liable for any failure by the Issuer to pay such Taxes or capital, stamp, issue and registration and transfer Taxes and duties.

Ordinary Shares to be issued or delivered on exercise of Conversion Rights will be entered in the securities register of the Issuer in South Africa and issued or delivered in uncertificated form through the securities trading system operated by Strate Proprietary Limited ("Strate"), or any successor licensed clearance and settlement facility (applicable to the Ordinary Shares) of Strate. The Issuer will procure the delivery of such Ordinary Shares to the Strate account specified by the relevant Bondholder in the relevant Conversion Notice as soon as possible and in any event within 15 (fifteen) Johannesburg business days after the relevant Conversion Date (or, in the case of any Additional Ordinary Shares, not later than 15 (fifteen) Johannesburg business days following the Reference Date).

In addition, a Bondholder exercising Conversion Rights for delivery into Strate will be required to certify, represent and agree in the relevant Conversion Notice either:

(a)        that such Bondholder is not a resident of South Africa within the meaning of the Exchange Control Regulations 1961 (as may be amended from time to time) of South Africa promulgated under the Currency and Exchanges Act, 1933 (as amended) of South Africa and that all exchange control approvals required under Applicable Laws of South Africa in connection with the exercise of Conversion Rights by such Bondholder and the issue or transfer of Ordinary Shares to such Bondholder upon such exercise have been obtained and are in full force and effect; or

(b)        that no exchange control approvals are required under Applicable Laws of South Africa in connection with the exercise of such Conversion Rights by such Bondholder and the issue or transfer of Ordinary Shares to such Bondholder upon such exercise, and shall be required to provide evidence reasonably satisfactory to the Issuer as to the applicability of (a) or (b), as the case may be. The Issuer will then (if applicable) procure that Ordinary Shares delivered through Strate are flagged "Non Resident' for the purposes of South African exchange control laws and regulations.

Notwithstanding any other provisions of these Conditions, a Bondholder exercising its Conversion Right following a Change of Control Conversion Right Amendment as described in Condition 11(b)(vii) will be deemed, for the purposes of these Conditions, to have received the Ordinary Shares arising on conversion of its Bonds in the manner provided in these Conditions, and have exchanged such Ordinary Shares for the consideration that it would have received therefor if it had exercised its

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Conversion Right in respect such Ordinary Shares at the time of the occurrence of the relevant Change of Control.

6.10     Ordinary Shares

(a)       Ordinary Shares (or Additional Ordinary Shares) issued or transferred and delivered upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Registration Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

(b)       If the record date or other due date for establishment or entitlement for the payment of any dividend or other distribution in respect of the Ordinary Shares (or, as the case may be, any Additional Ordinary Shares) to be issued on conversion of the Bonds is on or after the Conversion Date (where such Conversion Date falls after the Share Conversion Start Date) in respect of any Bond (or, as the case may be, the Reference Date in respect of any Additional Ordinary Shares) but before the Registration Date (other than and to the extent that it results in any adjustment (retroactive or otherwise) to the number of Ordinary Shares to which a converting Bondholder is entitled as provided in these Conditions), the Issuer will pay to the Bondholder who has exercised his Conversion Right in lieu of such dividend or distribution an amount in USD (the "Equivalent Amount") equal to any such dividend or other distribution  to which such Bondholder would have been entitled had it on that record date or other due date for establishment of entitlement been such a shareholder of record of such Ordinary Shares (or Additional Ordinary Shares) on that date and will make the relevant payment to the relevant Bondholder at the same time that it makes payment of the dividend or other distribution to Shareholders generally.

(c)       Save as provided in Condition 6.11, no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

6.11     Interest on Conversion

If any notice requiring the redemption of the Bonds is given pursuant to Condition 7.2 on or after the fifteenth business day in London prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) (whether such notice is given before, or on or after such record date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Record Date in respect of the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 5.1 on Bonds in respect of which Conversion Rights shall have been

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exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Record Date in respect of the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a USD account of the payee in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

6.12     Purchase or Redemption of Ordinary Shares

The Issuer or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Trustee or the Bondholders.

6.13     No Duty to Monitor

Neither the Trustee nor the Calculation Agent shall be under any duty to monitor whether any event or circumstance has happened or exists or may happen and which requires or may require an adjustment to be made to the Conversion Price, or be responsible or liable to the Bondholders or any other Person for any loss arising from any failure by it to do so. Neither the Trustee nor the Calculation Agent shall be responsible or liable to the Bondholders or any other Person (other than, in the case of the Calculation Agent, to the Issuer, strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment.

6.14     Notice of Conversion Price

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 17 and the Trustee promptly after the determination thereof.

7.         REDEMPTION AND PURCHASE

7.1       Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed on the Final Maturity Date at their principal amount together with accrued but unpaid interest up to (but excluding) such date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Conditions 7.2, 7.3 or 7.7.

7.2       Redemption at the Option of the Issuer

Subject as provided in Condition 7.4, on giving not less than 30 nor more than 60 days' notice (an "Optional Redemption Notice") to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds on the date (the "Optional Redemption Date") specified in the

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Optional Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) such date:

(a)        at any time on or after 17 October 2020, if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 7 days prior to the giving of the relevant Optional Redemption Notice shall have equalled or exceeded USD260,000 (as verified by the Calculation Agent if so requested by the Issuer in its sole discretion); or

(b)       at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

7.3       Redemption for Taxation Reasons

Subject as provided in Condition 7.4, the Issuer may at any time, having given not less than 30 nor more than 60 days' notice (a "Tax Redemption Notice") to the Bondholders redeem (subject to the provisions of this Condition 7.3) all but not some only of the Bonds for the time being outstanding on the date (the "Tax Redemption Date") specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) such date, if:

(a)        immediately prior to the giving of such notice the Issuer has or will become obliged (or a Guarantor, if a demand was made under the Bonds Guarantee, would be obliged) to pay additional amounts pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of South Africa (in the case of the Issuer or Kroondal Operations Proprietary Limited) or the United States of America (in the case of Stillwater Mining Company) or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 19 September 2017; and

(b)        such obligation cannot be avoided by the Issuer or (as the case may be) the relevant Guarantor taking reasonable measures available to it, provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Bonds were then due or (as the case may be) a demand under the Bonds Guarantee was made.

Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate signed by two Authorised Signatories of the Issuer stating that the obligation referred to in (a) above (with respect to the Issuer) cannot be avoided by the Issuer taking reasonable measures available to it or a certificate signed by two Authorised Signatories of the relevant Guarantor stating that the obligation referred to in (a) above (with respect to the relevant Guarantor) cannot be avoided by the relevant Guarantor taking reasonable measures available to it and (ii) an opinion of independent legal or tax advisers of recognised standing to the effect that such change or amendment has occurred and

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that the Issuer or (as the case may be) the relevant Guarantor has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective or has only been announced) and the Trustee shall be entitled to accept without any liability for so doing such certificate and opinion as sufficient evidence of the matters set out in (a) and (b) above in which event it shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date, the Issuer shall (subject to provisions of this Condition 7.3) redeem the Bonds at their principal amount, together with accrued interest to such date.

Notwithstanding the foregoing provisions of this Condition 7.3, if the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his or her Bonds shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any South African or (as the case may be) United States taxation required to be withheld or deducted from time to time. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent on or before the day falling ten days prior to the Tax Redemption Date.

References in this Condition 7.3 to South Africa or the United States of America shall be deemed also to refer to any jurisdiction in respect of which any undertaking or covenant equivalent to that in Condition 9 is given pursuant to the Trust Deed, (except that as regards such jurisdiction the words "becomes effective on or after 19 September 2017" at paragraph 7.3(a) above shall be replaced with the words "becomes effective after, and has not been announced on or before, the date on which any undertaking or covenant equivalent to that in Condition 9 was given pursuant to the Trust Deed)" and references in this Condition 7.3 to additional amounts payable under Condition 9 shall be deemed also to refer to additional amounts payable under any such undertaking or covenant.

7.4       Optional Redemption and Tax Redemption Notices

The Issuer shall not give an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice at any time during a Change of Control Period and any such notice purported to be given by the Issuer during such period shall be invalid and of no effect and the relevant redemption shall not be made. In addition, if the Issuer has, prior to the commencement of a Change of Control Period given an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice which specifies a date for redemption which falls in a Change of Control Period or within  the period of 21 days following the end of a Change of Control Period, such notice shall be deemed to be immediately rescinded upon commencement of the relevant Change of Control Period (as the case may be) and shall have no effect and the relevant redemption shall not be made. Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (a) the

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Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a London business day (b) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the Ordinary Shares, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice, (c) the last day on which Conversion Rights may be exercised by Bondholders, and (d) the amount of accrued interest payable in respect of each Bond on the Optional Redemption Date or Tax Redemption Date, as the case may be.

7.5       Redemption at the Option of Bondholders upon a Change of Control

Following the occurrence of a Change of Control, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its principal amount, together with accrued and unpaid interest up to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a "Change of Control Put Exercise Notice"), at any time during the Change of Control Period. The "Change of Control Put Date" shall be the fourteenth London business day after the expiry of the Change of Control Period.

Payment in respect of any such Bond shall be made by transfer to a USD account of the payee as specified by the relevant Bondholder in the relevant Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date; provided however that if, prior to the Change of Control Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the Holder by uninsured first class mail (airmail if overseas) at the address specified by such Holder in the relevant Change of Control Put Exercise Notice.

7.6       Redemption at the Option of Bondholders upon a De-listing Event

Within 14 days after the occurrence of a De-Listing Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a "De-listing Event Notice").

The De-Listing Event Notice shall specify:

(a)        the Conversion Price and the Volume Weighted Average Price of an Ordinary Share as at the latest practicable date prior to the publication of such notice;

(b)        the last day of the De-Listing Event Period;

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(c)        the De-Listing Event Put Date; and

(d)        such other information relating to the De-Listing Event as the Trustee may require.

Following the occurrence of a De-Listing Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the relevant De-Listing Event Put Date at its principal amount, together with accrued and unpaid interest to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a "De-listing Event Put Exercise Notice"), at any time during the De-Listing Event Period. The "De-listing Event Put Date" shall be the fourteenth London business day after the expiry of the De-listing Event Period.

Payment in respect of any such Bond shall be made by transfer to a USD account of the payee as specified by the relevant Bondholder in the relevant De-listing Event Put Exercise Notice.

A De-listing Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of De-listing Event Put Exercise Notices delivered as aforesaid on the De-listing Event Put Date; provided however that if, prior to the De-listing Event Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the De-listing Event Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the Holder by uninsured first class mail (airmail if overseas) at the address specified by such Holder in the relevant De-listing Event Put Exercise Notice.

7.7       Fair Market Call

For so long as the Shareholder Resolutions have not been approved, the Issuer may by giving notice (the "Fair Value Redemption Notice") to the Bondholders by not later than 10 dealing days prior to 31 May 2018 (the "Long Stop Date"), elect to redeem all, but not some only, of the Bonds on the date falling 15 dealing days after the end of the Fair Bond Value Calculation Period at the greater of (x) 102 per cent. of the principal amount of the Bonds, together with accrued but unpaid interest up to (but excluding) the relevant redemption date, and (y) 102 per cent. of the Fair Bond Value of the Bonds, together with accrued but unpaid interest up to (but excluding) the relevant redemption date. To exercise such right, the Issuer shall deliver the Fair Value Redemption Notice, which notice shall be irrevocable, to the Bondholders in accordance with Condition 17 and to the Trustee notifying them of the redemption of the Bonds.

7.8       Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer, any Guarantor or any member of the

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Group may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to any Paying, Transfer and Conversion Agent for cancellation. The Bonds so purchased, while held by or on behalf of the Issuer, a Guarantor or any member of the Group, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Bondholders for the purpose of Condition 14.1.

7.9       Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer, a Guarantor or any member of the Group may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation and, if so surrendered, may not be reissued or re- sold.

7.10     Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8.         PAYMENTS

8.1       Principal

Save as otherwise expressly provided, payment of principal in respect of the Bonds and payment of accrued interest payable on redemption of the Bonds (other than interest payable on an Interest Payment Date) will be made to the Persons shown in the Register at the close of business on the Record Date, subject to surrender (or in the case of partial payment only, endorsement) of the Certificate evidencing the relevant Bond, at the specified office of any Paying, Transfer and Conversion Agent.

8.2       Interest and Other Amounts

(a)        Payments of interest due on any Interest Payment Date will be made to the Persons shown in the Register at close of business on the Record Date.

(b)        Payments of all amounts other than as provided in Conditions 8.1 and 8.2(a) will be made as provided in these Conditions.

8.3       Payments

Each payment in respect of the Bonds pursuant to Condition 8.1 and Condition 8.2(a) will be made by transfer to a USD account maintained by the payee.

Payment instructions (for value on the due date or, if that is not a business day in London, for value the first following day which is a business day in London) will be initiated on the business day in London preceding the due date for payment or, in the case of payments referred to in Condition 8.1, if later, on the business day in the place of the specified office of the Paying, Transfer and Conversion Agent to which the

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Certificate evidencing the relevant Bond is surrendered as specified in Condition 8.1 (for value the next following business day in London).

8.4       Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases, but without prejudice to Condition 9, (i) to any applicable fiscal or other laws and regulations applicable thereto in the place of payment and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto (or any fiscal or regulatory legislation, rules or practice implementing such an intergovernmental agreement). No commissions or expenses shall be charged to Bondholders in respect of such payments.

8.5       Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (a) as a result of the due date not being a business day, (b) if the Bondholder is late in surrendering the Certificate evidencing the relevant Bond (where such surrender is required pursuant to these Conditions as a precondition to payment).

8.6       Business Days

In this Condition, "business day" means a day (other than a Saturday or Sunday) in London and (where surrender of the Certificate evidencing the relevant Bond is required pursuant to these Conditions as a precondition to payment) in the place of the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Certificate is surrendered.

8.7       Paying, Transfer and Conversion Agents, etc.

The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer and each Guarantor reserve the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent and the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that the Issuer and the Guarantors will maintain:

(a)        a Principal Paying, Transfer and Conversion Agent; and

(b)        a Registrar with a specific office outside the United Kingdom.

Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17.

The Issuer and each Guarantor reserve the right under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent

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and appoint any additional or other Calculation Agent, provided that each of the Issuer and the Guarantors will use all commercially reasonable endeavours to maintain a Calculation Agent which is a financial institution of international repute or a financial adviser with appropriate expertise. If, notwithstanding such commercially reasonable endeavours, the Issuer and the Guarantors are unable to maintain such Calculation Agent, the Issuer or a Guarantor may itself act as Calculation Agent for the purposes of these Conditions.

8.8       No charges

Neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds.

8.9       Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

The Bonds on issue will be evidenced by a global Certificate (the "Global Certificate") registered in the name of, and held by a nominee on behalf of, a common depositary for Euroclear Bank SA/NV and/or Clearstream Banking S.A. (the "Clearing Systems"). All payments in respect of Bonds evidenced by the Global Certificate will be made in accordance with the standard procedures of the Clearing Systems to, or to the order of, the Person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where "Clearing System Business Day" means Monday to Friday inclusive except 25 December and 1 January.

9.         TAXATION

All payments of principal, interest and any other amounts by or on behalf of the Issuer or a Guarantor in respect of the Bonds shall be made free and clear of, and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within South Africa or the United States of America or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the relevant Guarantor shall pay such additional amounts as will result in receipt by the Bondholders of such amounts, after such withholding or deduction, as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond:

(a)       to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of its having some connection with the jurisdiction (including but not limited to having a permanent establishment or being a tax resident therein) by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Bond; or

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(b)       where presentation and surrender of a Certificate evidencing a Bond is required pursuant to these Conditions, if the Certificate is surrendered more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on surrendering the Certificate for payment on the last day of such period of 30 days; or

(c)       on account of any applicable taxes, duties, assessments or charges that would not have been imposed but for the failure of the holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a timely and reasonable written request from the Issuer; provided that the holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the holder or beneficial owner would have been able to avoid such deduction or withholding.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In accordance with Condition 7.3, the provisions of this Condition 9 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 7.3.

Notwithstanding any other provision of these Conditions, any amounts to be paid on the Bonds by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding.

If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than South Africa or the United States of America respectively, references in these Conditions to South Africa or the United States of America shall be construed as references to South Africa or (as the case may be) the United States of America  and/or such other jurisdiction.

10.       EVENTS OF DEFAULT

Each of the following is an "Event of Default":

(a)        default for 30 days in any payment of interest on any Bond when due;

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(b)       default in the payment of principal of or premium, if any, on any Bond when due at its Final Maturity Date, upon optional redemption, upon required repurchase or redemption, upon declaration or otherwise;

(c)       failure by the Issuer or any Guarantor to comply with any of its other obligations under the Bonds and/or the Trust Deed for 60 days after the Trustee has given written notice thereof to the Issuer and the Guarantors;

(d)       default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer, any Guarantor or any of its Material Subsidiaries (or the payment of which is Guaranteed by the Issuer, any Guarantor or any of its Material Subsidiaries), whether such Indebtedness or Guarantee exists on or is created after the Closing Date, which default:

(i)        is caused by a failure to pay principal of such Indebtedness at final maturity thereof after giving effect to any applicable grace periods provided in such Indebtedness and such failure to make any payment has not been waived or the maturity of such Indebtedness has not been extended (a "payment default"); or

(ii)       results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates U.S.$50.0 million or more (or its foreign currency equivalent);

(e)        failure by the Issuer, any Guarantor or any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of U.S.$50.0 million (or its foreign currency equivalent) (net of any amounts with respect to which a reputable and solvent insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable (the "judgment default provision");

(f)        the Issuer, any Guarantor or a Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, other than in connection with solvent reconstructions or reorganisations pursuant to or within the meaning of any Bankruptcy Law:

(i)        commences proceedings to be adjudicated bankrupt or insolvent or unable to pay its debts;

(ii)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, compromise, reorganisation, dissolution, winding up or relief under applicable Bankruptcy Law;

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(iii)      consents to the appointment of a custodian, receiver, interim receiver, business rescue practitioner, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)       makes a general assignment or compromise for the benefit of its creditors; or

(v)        generally is not paying its debts as they become due;

(g)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)         is for relief against the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent or unable to pay its debts;

(ii)        appoints a custodian, receiver, business rescue practitioner, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Material Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(iii)      orders the liquidation, business rescue, dissolution, readjustment or compromise of debt, reorganisation or winding up of the Issuer, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)       the Bonds Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Bonds Guarantee.

If an Event of Default occurs and is continuing, then the Trustee at its discretion may and, if so requested in writing by Holders of at least one quarter of the aggregate principal amount of the outstanding Bonds or if so directed by an Extraordinary Resolution, shall (subject, in all cases, to the Trustee having been indemnified and/or secured and/or pre-funded to its satisfaction) give written notice to the Issuer specifying the Event of Default and declaring the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Bonds to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Bonds because an Event of Default described in clause (d) above has occurred and

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is continuing, the declaration of acceleration of the Bonds shall be automatically annulled if the default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Issuer or any of its Material Subsidiaries or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Bonds would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium, if any, or interest on the Bonds that became due solely because of the acceleration of the Bonds, have been cured or waived. The Holders may, (i) by notice in writing signed by a clear majority in principal amount of Bonds then outstanding to the Trustee or (ii) by an Extraordinary Resolution, direct the Trustee, on behalf of the holders of all of the Bonds, to waive any past or existing defaults or Events of Default except with respect to non-payment of principal, premium or interest and rescind any such acceleration with respect to the Bonds and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Bonds that have become due solely by such declaration of acceleration, have been cured or waived.

11.       UNDERTAKINGS

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)        not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)        pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or

(ii)       pursuant to a Newco Scheme; or

(iii)      by the allotment and issue of fully paid Ordinary Shares or other Securities to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other Securities on a capitalisation of profits or reserves; or

(iv)      by the allotment and issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend; or

(v)       by the allotment and issue of fully paid Equity Share Capital (other than Ordinary Shares) to the holders of Equity Share Capital of the same class and other holders of shares in the capital of the Issuer which

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by their terms entitle the holders thereof to receive Equity Share Capital (other than Ordinary Shares); or

(vi)      by the allotment and issue of Ordinary Shares or any Equity Share Capital pursuant to any black economic empowerment transaction; or

(vii)     by the allotment and issue of Ordinary Shares or any Equity Share Capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of the Issuer or any of its Subsidiaries or any associated Issuer or to trustees or nominees to be held for the benefit of any such Person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives (or, in the case of an issue or payment up of Securities in connection with a Change of Control, gives or will give, as the case may be) rise (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(b)        not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of Equity Share Capital carrying any rights which are more favourable than such rights attaching to the Ordinary Shares but so that nothing in this Condition 11(b) shall prevent:

(i)        the issue of any Equity Share Capital to employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service Issuer of any such Person or the spouse or relative of any such Person) whether of the Issuer or any of the Issuer's subsidiaries or associated companies by virtue of their office or employment pursuant to any scheme or plan approved by the Issuer or which is established pursuant to such a scheme or plan which is or has been so approved; or

(ii)       any consolidation, reclassification/redesignation or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa; or

(iii)      any modification of such rights which is not, in the determination of an Independent Adviser, materially prejudicial to the interests of the holders of the Bonds; or

(iv)      any alteration to the articles of association of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

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(v)       any issue of Equity Share Capital where the issue of such Equity Share Capital results or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share on the relevant date, otherwise result, in an adjustment to the Conversion Price or is otherwise taken into account for the purposes of considering whether an adjustment should be made; or

(vi)      any issue of Equity Share Capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(vii)     without prejudice to Condition 6.3(j) and Condition 7.5, the amendment of the articles of association of the Issuer following a Change of Control to ensure that any Bondholder exercising its Conversion Right after the occurrence of a Change of Control will receive the same consideration for the Ordinary Shares arising on conversion as it would have received had it exercised its Conversion Right at the time of the occurrence of the Change of Control (a "Change of Control Conversion Right Amendment");

(c)        procure that no Securities (whether issued by the Issuer or any member of the Group or procured by the Issuer or any member of the Group to be issued or issued by any other Person pursuant to any arrangement with the Issuer or any member of the Group) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(d)        not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on conversion of the Bonds, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

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(e)        not reduce its issued share capital, share premium account, or capital redemption reserve or any uncalled liability in respect thereof, or any non- distributable reserves, except:

(i)        pursuant to the terms of issue of the relevant share capital; or

(ii)       by means of a purchase or redemption of share capital of the Issuer to the extent, in any such case, permitted by applicable law; or

(iii)      where the reduction does not involve any distribution of assets; or

(iv)      solely in relation to a change in the currency in which the nominal value (if any) of the Ordinary Shares is expressed; or

(v)       to create distributable reserves; or

(vi)      pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or

(vii)     pursuant to a Newco Scheme; or

(viii)    by way of transfer to reserves as permitted under applicable law; or

(ix)      where the reduction is permitted by applicable law and the Trustee is advised by an Independent Adviser, acting as an expert and in good faith, that the interests of the Bondholders will not be materially prejudiced by such reduction; or

(x)       where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, results or will result, as the case may be) in (or would, but for the provisions of Condition 6.7 relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, is or will be, as the case may be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(f)        if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any parties acting in concert (as defined in the Companies Act or any modification or re-enactment thereof)) to acquire the whole or any part of the issued Ordinary Shares, or if any Person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to the

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Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Principal Paying, Transfer and Conversion Agent and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights by the Bondholders and/or to the holders of the Bonds;

(g)        in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after implementation of the Scheme of Arrangement, at its option, either Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer (with the Issuer providing a guarantee) with a total novation of relevant obligations, subject to and as provided in the Trust Deed, or Newco becomes a guarantor under the Bonds and the Trust Deed and (i) such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that (A) the Bonds may be converted into or exchanged for ordinary shares or units or equivalent in Newco as direct obligor (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (B) the Trust Deed and these Conditions (including, without limitation, the adjustment and related provisions (in Condition 6), the Events of Default (in Condition 10)) and the Undertakings (in this Condition 11)) provide at least the same protections and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis (and the Trustee shall (at the expense of the Issuer) be obliged to concur in effecting such substitution or grant of such guarantee and in either case making any such amendments, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose new or more onerous duties or obligations upon it or expose it to further liabilities or reduce its protections) and (ii) the Ordinary Shares of Newco are admitted to listing and trading on the JSE or admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market; and for so long as any Bond remains outstanding, Newco shall undertake to use its reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to listing and trading on the JSE's Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as Newco may determine;

(h)        use all reasonable endeavours to ensure, at its own cost, that the Ordinary Shares issued upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether

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or not recommended or approved by the Board of Directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the Person or Persons controlling the Issuer as a result of the Change of Control) a de-listing of the Ordinary Shares);

(i)        for so long as any Bond remains outstanding, use all reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to listing and trading on the JSE's Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as the Issuer may determine (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the Board of Directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons controlling the Issuer as a result of the Change of Control) a de-listing of the Ordinary Shares);

(j)        issue, allot, register and deliver Ordinary Shares on exercise of Conversion Rights in accordance with these Conditions and at all times following satisfaction of the Share Settlement Condition ensure that it has authority to issue free from pre-emptive rights or other similar rights out of its authorised but unissued share capital such number of Ordinary Shares as would enable the Conversion Rights that remain exercisable (subject to Condition 6.2), and all other rights of subscription and exchange for and conversion into Ordinary Shares, to be satisfied in full;

(k)       use all reasonable endeavours to convene a meeting of Shareholders by 31 May 2018 for the purpose of considering and if thought fit, passing such resolutions as are required to enable the issuance of such number of Ordinary Shares as may be required to be issued from time to time to satisfy  the exercise of Conversion Rights; and

(l)         use all reasonable endeavours to ensure that the Bonds are admitted to the Open Market (Freiverkehr) of the Frankfurt Stock Exchange by no later than the first Interest Payment Date and, once so admitted, to maintain such listing, provided in each case that if (in the opinion of the Issuer) obtaining or maintaining such listing is not practicable, the Issuer shall use all reasonable endeavours to obtain and maintain a listing of the Bonds on an alternative stock exchange which would enable the Issuer to make payments of interest in respect of the Bonds free from withholding or deduction for or on account of taxation in South Africa.

Each of the Issuer and the Guarantors has undertaken in the Trust Deed to deliver to the Trustee annually a certificate signed by two Authorised Signatories of the Issuer or (as the case may be) the relevant Guarantor, as to there not having occurred an Event of Default or Potential Event of Default (as defined in the Trust Deed) since the date of the last such certificate or if such event has occurred as to the details of such event. The Trustee will be entitled to rely without liability on such certificate and shall not be obliged to independently monitor whether an Event of Default or Potential Event of Default has occurred or monitor compliance by the Issuer with the

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undertakings set forth in this Condition 11, nor be liable to any Person for not so doing.

12.       PRESCRIPTION

Claims against the Issuer or any Guarantor for payment in respect of the Bonds shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other amounts payable in respect of such Bonds shall be forfeited and revert to the Issuer.

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within ten years following the due date for payment thereof.

13.       REPLACEMENT OF CERTIFICATES

If any Certificate evidencing a Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

14.       MEETINGS     OF    BONDHOLDERS,    MODIFICATION     AND    WAIVER, SUBSTITUTION

14.1     Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, a Guarantor or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more Persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more Persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (a) to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds, (b) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7 (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7.2 or 7.3), (c) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (d) to modify the basis for calculating the interest payable in respect of the Bonds, (e) to modify the provisions relating to, or cancel, the Conversion Rights (other than pursuant to or as a result of any amendments to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(g) ("Newco Scheme Modification") and other than a

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reduction to the Conversion Price or an increase in the number of Ordinary Shares), (f) to increase the Conversion Price (other than in accordance with these Conditions and the Trust Deed or pursuant to a Newco Scheme Modification), (g) to change the currency of Bonds or any payment in respect of the Bonds, (h) to change the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14.3 below), (i) to modify any provision of the Bonds Guarantee or (j) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more Persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than 75 per cent. of the Persons eligible to vote at such meeting, (ii) a resolution in writing (whether contained in one document or several documents in the same form) signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding or (iii) consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Bondholders.

No consent or approval of Bondholders shall be required in connection with any Newco Scheme Modification.

14.2     Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (a) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except such modifications set out in (a) to (i) in Condition 14.1 above) to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency  Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, unless the Trustee agrees

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otherwise, shall be notified to the Bondholders promptly in accordance with Condition 17.

14.3     Substitution

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Bondholders, to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer (the "substituted obligor"), in each case, as principal debtor under the Trust Deed and the Bonds (a "Substitution"). Such Substitution shall be subject to (i) the relevant provisions of the Trust Deed, (ii) the Bonds being unconditionally and irrevocably guaranteed by the Issuer and each Guarantor (save in the case of a Guarantor which is the substituted obligor), jointly and severally and (iii) the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in these Conditions, provided that in any such case, (A) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (B) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders.

In connection with a Newco Scheme, at the request of the Issuer the Trustee shall, without the requirement for any consent or approval of the Bondholders, concur with the Issuer in the substitution in place of the Issuer (or any previous substituted Issuer) as principal debtor under the Trust Deed and the Bonds of Newco pursuant to and subject to the provisions set out in Condition 11(g).

14.4     Consolidation, Amalgamation, Merger

In the case of any consolidation, amalgamation or merger of the Issuer with any other company (other than a consolidation, amalgamation or merger in which the Issuer is the continuing company), or in the case of any sale or transfer of all or, in the opinion of an Independent Adviser, substantially all of the assets of the Issuer, the Issuer will forthwith give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 of such event and take such steps as shall be necessary in the opinion of an Independent Adviser (including the execution of a deed supplemental to or amending the Trust Deed) to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into the class  and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. The above provisions of this Condition 14.4 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales of transfers. The Trustee shall be obliged, following receipt of a certificate signed by two authorised signatories of the Independent Adviser to the effect that the same are necessary in connection with this Condition 14.4  and  provided  always  that  such  amendments,  variations  or  waivers  shall not

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adversely alter the rights, power or duties of the Trustee in connection with the Bonds, to take such steps and execute such documents as may be necessary to give effect to such amendments, variations or waivers and shall not have regard to the interests of any Bondholder in so doing or have any liability to any person in respect thereof.

14.5     Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) and the exercise or performance of any right, power, trust, authority, duty or discretion under or in relation to these Conditions (including, without limitation, in relation to any modification, waiver, authorisation, determination or substitution as referred to above), the Trustee shall (save as  expressly provided otherwise) have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise or performance of its trusts, powers or discretions for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other Person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

15.       ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against the Issuer or any Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power. No Bondholder shall be entitled to (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee, having become bound to take any such action, steps or proceedings, fails so to do within a reasonable period and the failure shall be continuing.

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16.       THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer, any Guarantor and any entity related to the Issuer or any Guarantor without accounting for any profit and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, any Guarantor and/or any of the Issuer's Subsidiaries, to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Bondholders and to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith. The Trustee may rely, without liability to Bondholders, on a report, confirmation or certificate or any advice of the Issuer, any Guarantor, any accountants, financial advisers or financial institution or other expert (including, without limitation, an Independent Adviser), whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise and, if so relied upon, such report, confirmation or certificate or advice shall be binding on the Issuer, the Guarantors, the Trustee and the Bondholders in the absence of manifest error.

17.       NOTICES

All notices to Bondholders will be valid if published through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made.

Notwithstanding the above, for so long as all the Bonds are represented by the Global Certificate and the Global Certificate is deposited with, and registered in the name of a nominee for, a common depositary for Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking S.A ("Clearstream, Luxembourg"), notices to Bondholders may instead be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for transmission to relevant accountholders and such notices shall be deemed to have been given to Bondholders on the day of delivery to Euroclear and Clearstream, Luxembourg.

If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

All notices to be given by Bondholders shall be in writing (with a copy to the Calculation Agent) and given by lodging the same, together with the Certificate representing the relevant Bonds, with the Principal Paying, Transfer and Conversion Agent or the Registrar.

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Notwithstanding the foregoing, in respect of any of Bonds represented by the Global Certificate, such notice may be given by a Bondholder to the Principal Paying, Transfer and Conversion Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in accordance with the operating procedures of such clearing system at the applicable time.

18.       FURTHER ISSUES

The Issuer may from time to time without the consent of the Bondholders create and issue further securities either having the same terms and conditions in all respects as the outstanding securities of any series (including the Bonds) or in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) (in either case, referred to herein as the "Further Bonds") or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise or unless otherwise specified herein) any other securities issued pursuant to this Condition 18 and forming a single series with the Bonds, provided, if such Further Bonds are not fungible with the outstanding Bonds of the applicable series for U.S. federal income tax purposes, the further Bonds will have a separate ISIN or other identifying number from that of the outstanding Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

19.       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No Person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20.       GOVERNING LAW

(a)       The Trust Deed, the Agency Agreement, the Calculation Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection therewith are governed by, and shall be construed in accordance with, English law.

(b)       The courts of England have non-exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (including a dispute regarding any non-contractual obligation arising out of or in connection with any of the foregoing).

(c)        Each of the Issuer and the Guarantors agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

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(d)        Notwithstanding Condition 20(b), the Trustee and any Bondholder may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, Bondholders may take concurrent Proceedings in any number of jurisdictions.

(e)        Each of the Issuer and the Guarantors agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ, United Kingdom, or to such other Person with an address in England or Wales and/or at such other address in England or Wales as the Issuer or the Guarantors may specify by notice in writing to the Bondholders. Nothing in this paragraph shall affect the right of any Bondholder to serve process in any other manner permitted by law. This Condition applies to Proceedings in England and to Proceedings elsewhere.

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PRINCIPAL PAYING, TRANSFER AND CONVERSION AGENT

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

REGISTRAR

The Bank of New York Mellon SA/NV, Luxembourg Branch

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

and/or such other or further Principal Paying, Transfer and Conversion Agent and other Paying, Transfer and Conversion Agents and Registrar and/or specified offices as may from time to time be appointed by the Issuer and the Guarantors with the approval of the Trustee and notice of which has been given to the Bondholders.

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SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

DEFINITIONS

1.         As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

"Block Voting Instruction" means an English language document issued by a Paying, Transfer and Conversion Agent in which:

(a)        it is certified that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:

(1)        the conclusion of the meeting specified in such Block Voting Instruction; and

(2)        the Bonds ceasing with the agreement of the Paying, Transfer and Conversion Agent to be so blocked and the giving of notice by the Paying, Transfer and Conversion Agent to the Issuer in accordance with paragraph 3(E) of the necessary amendment to the Block Voting Instruction;

(b)        it is certified that each holder of such Bonds has instructed such Paying, Transfer and Conversion Agent that the vote(s) attributable to the Bonds so blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)        the aggregate principal amount of the Bonds so blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast  in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)        one or more persons named in such Block Voting Instruction (each hereinafter called a "proxy") is or are authorised and instructed by such Paying, Transfer and Conversion Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

"Clearing System" means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Bond any clearing system on behalf of which such Bond is held or

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which is the holder or (directly or through a nominee) registered owner of a Bond, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of subclause 1.2(g) shall apply to this definition;

"Eligible Person" means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)       a holder of a Bond in definitive form which is not held in an account with any Clearing System;

(b)       a bearer of any Voting Certificate;

(c)       a proxy specified in any Block Voting Instruction; and

(d)       a proxy appointed by a holder of a Bond in definitive form which is not held in an account with any Clearing System;

"Extraordinary Resolution" (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than 75 per cent. of the Eligible Persons voting thereat, (ii) a resolution in writing (whether contained in one document or several documents in the same form) signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding or (iii) consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding.

"Ordinary Resolution" means:

(a)        a resolution passed at a meeting duly convened and held in accordance with these presents by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a simple majority of the votes cast on such poll;

(b)        a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Bonds outstanding, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)        consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than a clear majority in principal amount of the Bonds for the time being outstanding.

"Voting Certificate" means an English language certificate issued by a Paying, Transfer and Conversion Agent in which it is stated:

(a)        that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:

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(1)       the conclusion of the meeting specified in such Voting Certificate; and

(2)       the surrender of the Voting Certificate to the Paying, Transfer and Conversion Agent who issued the same; and

(b)        that the bearer thereof is entitled to attend and vote at such meeting in respect of the Bonds represented by such Voting Certificate;

"24 Hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying, Transfer and Conversion Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

"48 Hours" means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying, Transfer and Conversion Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of "Clear Days" in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a "meeting" shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.         A holder of a Bond represented by the Global Certificate or a Definitive Certificate which is held in an account with any Clearing System may require the issue by a Paying, Transfer and Conversion Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying, Transfer and Conversion Agent and each Paying, Transfer and Conversion Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying, Transfer and Conversion Agent or any Paying, Transfer and Conversion Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed  to be the holder of the Bonds to which such Voting Certificate or Block Voting Instruction relates.

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PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.         (A)      Global Certificate and Definitive Certificates held in a Clearing System - Voting Certificate

A holder of a Bond (not being a Bond in respect of which instructions have been given to the Principal Paying, Transfer and Conversion Agent in accordance with paragraph 3(B)) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Bond by giving notice to the Clearing System through which such holder's interest in the Bond is held specifying by name a person (an "Identified Person") (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying, Transfer and Conversion Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification  (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying, Transfer and Conversion Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying, Transfer and Conversion Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(B)      Global Certificate and Definitive Certificates held in a Clearing System - Block Voting Instruction

A holder of a Bond (not being a Bond in respect of which a Voting Certificate has been issued) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying, Transfer and Conversion Agent to issue a Block Voting Instruction in respect of such Bond by first instructing the Clearing System through which such holder's interest in the Bond is held to procure that the votes attributable to such Bond should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying, Transfer and Conversion Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds in respect of which instructions have been given and the manner in which the votes attributable to such Bonds should be cast, the Principal Paying, Transfer and Conversion Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

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(C)       Definitive Certificates not held in a Clearing System - appointment of proxy

(i)        A holder of Bonds in definitive form and not held in an account with any Clearing System may, by an instrument in writing in the English language (a "form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent not less than 48 Hours before the time fixed for the relevant meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting.

(ii)       Any proxy appointed pursuant to subparagraph (i) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting, to be the holder of the Bonds to which such appointment relates and the holders of the Bonds shall be deemed for such purposes not to be the holder.

(D)       Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying, Transfer and Conversion Agent, and each form of proxy shall be deposited by the relevant Paying, Transfer and Conversion Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction or form of proxy proposes to vote, and in default the Block Voting Instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction or form of proxy.

(E)       Any vote given in accordance with the terms of a Block Voting Instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or form of proxy or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying, Transfer and Conversion Agent (in the case of a Block Voting Instruction) or from the holder thereof (in the case of a proxy appointed pursuant to paragraph 3(C)) by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction or form of proxy is to be used.

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CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.         The Issuer, a Guarantor or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Bonds for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or a Guarantor is about to convene any such meeting the Issuer or the relevant Guarantor (as the case may be) shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.

5.         At least 21 Clear Days' notice specifying the place, day and hour of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 17. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to each Guarantor (unless the meeting is convened by such Guarantor).

6.         A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.         At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)        to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds;

(ii)       to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7 (other than

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removing the right of the Issuer to redeem the Bonds pursuant to Condition 7.2 or 7.3);

(iii)      to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds;

(iv)      to modify the basis for calculating the interest payable in respect of the Bonds;

(v)       to modify the provisions relating to, or cancel, the Conversion Rights (other than pursuant to or as a result of any amendments to the Conditions and this Trust Deed made pursuant to and in accordance with the provisions of Condition 11(g) ("Newco Scheme Modification") and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares);

(vi)       to increase the Conversion Price (other than in accordance with the Conditions and these presents or pursuant to a Newco Scheme Modification);

(vii)      to change the currency of Bonds or any payment in respect of the Bonds;

(viii)    to change the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14.3 and Clause 21);

(ix)       to modify any provision of the Bonds Guarantee;

(x)        to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(xi)       alteration of this proviso or the proviso to paragraph 9,

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Bonds for the time being outstanding.

8.         If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time

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appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.         At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 7 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Bonds for the time being outstanding.

10.       Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11.       Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, any Guarantor, the Trustee or any Eligible Person (whatever the amount of the Bonds so held or represented by him).

12.       At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.       Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.       The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

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15.       Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.       Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, a Guarantor, their lawyers and financial advisors, any director or officer of any of the Paying, Transfer and Conversion Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Bonds which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in Clause 1.

17.       At any meeting:

(a)       on a show of hands every Eligible Person present shall have one vote; and

(b)       on a poll every Eligible Person present shall have one vote in respect of each USD1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Bonds denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate), in principal amount of the Bonds held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.       The proxies named in any Block Voting Instruction or form of proxy need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer or any Guarantor.

19.       A meeting shall in addition to the powers hereinbefore given have the following powers exercisable (without prejudice to any powers conferred on other persons by this Trust Deed) only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)        Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the holders or any of them.

(b)        Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders or the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(c)        Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, the Guarantors, the Trustee or any holder.

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(d)        Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)        Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(f)        Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)        Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)        Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)         To waive any breach or authorise any proposed breach by the Issuer or any Guarantor of its obligations under or in respect of the Trust Deed or the Bonds or any act or omission which might otherwise constitute an Event of Default under the Bonds.

(j)         Power to sanction any scheme or proposal for the exchange or sale of the Bonds for or the conversion of the Bonds into or the cancellation of the Bonds in consideration of shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the holders to execute an instrument  of transfer of the Bonds held by them in favour of the persons with or to whom the Bonds are to be exchanged or sold respectively.

(k)        Power to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under these presents.

20.       Any resolution passed (i) at a meeting of the holders duly convened and held in accordance with these presents, (ii) passed as an Extraordinary Resolution in writing in accordance with these presents or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 17 by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

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21.       Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.        (A)      If and whenever the Issuer has issued and has outstanding Bonds of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)        a resolution which in the opinion of the Trustee affects the Bonds of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

(ii)       a resolution which in the opinion of the Trustee affects the Bonds of more than one series but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

(iii)      a resolution which in the opinion of the Trustee affects the Bonds of more than one series and gives or may give rise to a conflict of interest between the holders of the Bonds of one series or group of series so affected and the holders of the Bonds of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Bonds of each series or group of series so affected; and

(iv)      to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question or to the holders of such Bonds, as the case may be.

(B)      If the Issuer has issued and has outstanding Bonds which are not denominated in USD, or in the case of any meeting of Bonds of more than one currency, the principal amount of such Bonds shall:

(i)        for the purposes of paragraph 4, be the equivalent in USD at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into USD on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and

(ii)       for the purposes of paragraphs 7, 9 and 17 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.

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In such circumstances, on any poll each person present shall have one vote for each USD1 (or such other USD amount as the Trustee and the Issuer may agree) in principal amount of the Bonds (converted as above) which he holds or represents.

23.       Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantors  where the Trustee considers such consultation to be practicable but without the consent of the Issuer, or the holders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 17 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

WRITTEN RESOLUTION AND ELECTRONIC CONSENT

24.       Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer, a Guarantor or the Trustee:

(A)       Electronic Consent: where the terms of the resolution proposed by the Issuer, the relevant Guarantor or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub- paragraphs (i) and/or (ii) below, each of the Issuer, the relevant Guarantor and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying, Transfer or Conversion Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than (i) (in the case of an Extraordinary Resolution) 75 per cent. in principal amount of the Bonds outstanding or (ii) (in the case of an Ordinary Resolution) a clear majority in principal amount of the Bonds outstanding (together, the "Required Proportion") ("Electronic Consent") by close of business on the Relevant Date (as defined below). Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. None of the Issuer, the relevant Guarantor or the Trustee shall be liable or responsible to anyone for such reliance.

(i)        When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be

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counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the "Relevant Date") by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)        If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the "Proposer") so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to "Relevant Date" shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer, a Guarantor or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 4 above, unless that meeting is or shall be cancelled or dissolved; and

(A)       Written Resolution: where Electronic Consent is not being sought, for the  purpose of determining whether a Written Resolution has been validly passed, the Issuer, the Guarantors and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, the Guarantors and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder or the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer, the Guarantors and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the "relevant clearing system") and, in the case of (b) above, the relevant clearing system and the person identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such  certificate or other document may comprise any form of statement or print out

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of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or principal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer, the Guarantors or the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

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SCHEDULE 4

FORM OF AUTHORISED SIGNATORIES CERTIFICATE

[ON THE HEADED PAPER OF THE ISSUER/GUARANTOR]

To:       BNY Mellon Corporate Trustee Services Limited

[Date]

Dear Sirs

USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023

This certificate is delivered to you in accordance with Clause 14(e) of the Trust Deed dated 26 September 2017 (the "Trust Deed") and made between Sibanye Gold Limited (the "Issuer"), each of Stillwater Mining Company and Kroondal Operations Proprietary Limited (together, the "Guarantors") and BNY Mellon Corporate Trustee Services Limited (the "Trustee"). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that:

(a)        to the best of our knowledge, as at [ ]1, no Event of Default or Potential Event of Default existed [other than [ ]]2  and no Event of Default, Potential Event of Default had existed or happened at any time since [ ]3  [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause 14(e)]4  [other than [ ]]5; and

(b)        from and including [ ]3 [the certification date of the last certificate delivered under Clause 14(e)]4 to and including [ ]1, [each of] the Issuer and the Guarantor has complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [ ]]6.

1        Specify a date not more than 7 days before the date of delivery of the certificate.

2        If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

3        Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.

4        Include unless the certificate is the first certificate delivered under Clause 14(f), in which case delete.

5        If any Event of Default or Potential Event of Default did exist or had happened, give details; otherwise delete.

6        If the Issuer and/or any Guarantor has failed to comply with any obligation(s), give details; otherwise delete.

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for and on behalf of

SIBANYE    GOLD   LIMITED/STILLWATER    MINING   COMPANY/KROONDAL OPERATIONS PROPRIETARY LIMITED

Authorised Signatory	Authorised Signatory

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SIGNATORIES

Issuer
EXECUTED as a DEED by	/s/ Charl Keyter
SIBANYE GOLD LIMITED
acting by: Charl Keyter

Guarantors

EXECUTED as a DEED by	/s/ Richard Stewart
STILLWATER MINING COMPANY
acting by: Richard Stewart

EXECUTED as a DEED by	/s/ Justin Froneman
KROONDAL OPERATIONS PROPRIETARY LIMITED
acting by: Justin Froneman

Trustee

EXECUTED as a DEED by:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by:

Authorised Signatory	/s/ Marilyn Chau Vice President Authorised Signatory

Authorised Signatory	/s/ P. CATTERMOLE VP

Witnessed by:	/s/ Maria Bertolin

Name:	/s/ MARIA BERTOLIN

Address: One Canada Square, London E14 5AL, United Kingdom

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